                                CREDIT AGREEMENT
             (Secured Acquisition Loan and Revolving Line of Credit)

                                  by and among

                     UNI-INVEST (U.S.A.) PARTNERSHIP, L.P.,
                                   as Borrower

                                       and

                          KEYBANK NATIONAL ASSOCIATION,
                      as a Bank and as Administrative Agent

                                       and

                    the BANKS party hereto from time to time







                            Dated as of May 10, 2000


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                                TABLE OF CONTENTS
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ARTICLE I  DEFINITIONS............................................................................................1
         SECTION 1.1.  Definitions................................................................................1
         SECTION 1.2.  Accounting Terms and Determinations.......................................................25
         SECTION 1.3.  Interpretation............................................................................25
         SECTION 1.4.  Types of Borrowings.......................................................................25

ARTICLE II THE LOANS.............................................................................................26
         SECTION 2.1.  Commitments to Lend.......................................................................26
         SECTION 2.2.  Restrictions on Borrowings................................................................26
         SECTION 2.3.  Notice of Borrowing.......................................................................27
         SECTION 2.4.  Notice to Banks; Funding of Loans.........................................................27
         SECTION 2.5.  Notes.....................................................................................28
         SECTION 2.6.  Maturity of Loans.........................................................................29
         SECTION 2.7.  Interest Rates............................................................................29
         SECTION 2.8.  Fees......................................................................................30
         SECTION 2.9.  Maturity Date.............................................................................31
         SECTION 2.10.  Mandatory Prepayment.....................................................................31
         SECTION 2.11.  Optional Prepayments.....................................................................32
         SECTION 2.12.  General Provisions as to Payments........................................................32
         SECTION 2.13.  Funding Losses...........................................................................33
         SECTION 2.14.  Computation of Interest and Fees.........................................................33
         SECTION 2.15.  Method of Electing Interest Rates........................................................34

ARTICLE II ICONDITIONS...........................................................................................35
         SECTION 3.1.  Conditions to Initial Disbursement of Loans...............................................35
         SECTION 3.2.  Borrowings................................................................................38
         SECTION 3.3.  Conditions Precedent to Additional Mortgaged Properties...................................40
         SECTION 3.4.  Mortgaged Properties......................................................................42
         SECTION 3.5.  Release of Mortgaged Properties...........................................................44
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ARTICLE IV REPRESENTATIONS AND WARRANTIES AS TO THE BORROWER.....................................................45
         SECTION 4.1.  Organization and Power....................................................................45
         SECTION 4.2.  Power and Authority.......................................................................46
         SECTION 4.3.  No Violation..............................................................................46
         SECTION 4.4.  Financial Information.....................................................................46
         SECTION 4.5.  Litigation................................................................................46
         SECTION 4.6.  Compliance with ERISA.....................................................................47
         SECTION 4.7.  Environmental Compliance..................................................................48
         SECTION 4.8.  Taxes.....................................................................................49
         SECTION 4.9.  Full Disclosure...........................................................................49
         SECTION 4.10.  Solvency.................................................................................49
         SECTION 4.11.  Use of Proceeds:  Margin Regulations.....................................................50
         SECTION 4.12.  Consents and Authorizations..............................................................50
         SECTION 4.13.  Investment Company Act; Public Utility Holding Company Act...............................50
         SECTION 4.14.  Representations and Warranties in Loan Documents.........................................50
         SECTION 4.15.  Patents, Trademarks, etc.................................................................50
         SECTION 4.16.  No Default...............................................................................50
         SECTION 4.17.  Licenses, etc............................................................................51
         SECTION 4.18.  Compliance With Law......................................................................51
         SECTION 4.19.  No Burdensome Restrictions...............................................................51
         SECTION 4.20.  Brokers' Fees............................................................................51
         SECTION 4.21.  Labor Matters............................................................................51
         SECTION 4.22.  Organizational Documents.................................................................51
         SECTION 4.23.  Principal Offices........................................................................52
         SECTION 4.24.  Borrower's Name..........................................................................52
         SECTION 4.25.  Ownership of Real Property Assets........................................................52
         SECTION 4.26.  Security Interests and Liens.............................................................52
         SECTION 4.27.  Structural Defects and Violation of Law..................................................52
         SECTION 4.28.  Ownership of Other Persons...............................................................53
         SECTION 4.29.  Ownership................................................................................53

ARTICLE V REPRESENTATIONS AND WARRANTIES AS TO THE REIT..........................................................53
         SECTION 5.1.  Organization and Power....................................................................53
         SECTION 5.2.  Power and Authority.......................................................................53
         SECTION 5.3.  No Violation..............................................................................54
         SECTION 5.4.  Financial Information.....................................................................54
         SECTION 5.5.  Litigation................................................................................54
         SECTION 5.6.  Compliance with ERISA.....................................................................55
         SECTION 5.7.  Taxes.....................................................................................55
         SECTION 5.8.  Full Disclosure...........................................................................56
         SECTION 5.9.  Solvency..................................................................................56
         SECTION 5.10.  Consents and Authorizations..............................................................56
         SECTION 5.11.  Investment Company Act; Public Utility Holding Company Act...............................56
         SECTION 5.12.  Representations and Warranties in Loan Documents.........................................57
         SECTION 5.13.  Patents, Trademarks, etc.................................................................57
         SECTION 5.14.  No Default...............................................................................57
         SECTION 5.15.  Licenses, etc............................................................................57
         SECTION 5.16.  Compliance With Law......................................................................57
         SECTION 5.17.  No Burdensome Restrictions...............................................................57
         SECTION 5.18.  Brokers' Fees............................................................................58
         SECTION 5.19.  Labor Matters............................................................................58
         SECTION 5.20.  Organizational Documents.................................................................58
         SECTION 5.21.  Principal Offices........................................................................58
         SECTION 5.22.  REIT's Name..............................................................................58
         SECTION 5.23.  REIT Status..............................................................................58
         SECTION 5.24.  Ownership of Other Persons...............................................................58
         SECTION 5.25.  Ownership................................................................................58
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ARTICLE VI REPORTING COVENANTS...................................................................................59
         SECTION 6.1.  Financial Statements and Other Financial and Operating Information........................59
         SECTION 6.2.  Environmental Notices.....................................................................64
         SECTION 6.3.  Confidentiality...........................................................................64

ARTICLE VII AFFIRMATIVE COVENANTS................................................................................65
         SECTION 7.1.  With Respect to the Borrower..............................................................65
         SECTION 7.2.  With Respect to the REIT..................................................................68

ARTICLE VIII NEGATIVE COVENANTS..................................................................................71
         SECTION 8.1.  With Respect to the Borrower and its Consolidated Subsidiaries............................71
         SECTION 8.2.  Margin Regulations........................................................................73
         SECTION 8.3.  Management; Change in Control.............................................................73
         SECTION 8.4.  Organization of REIT; NASDAQ or NYSE Listing..............................................73
         SECTION 8.5.  Organization of Borrower..................................................................73
         SECTION 8.6.  Material Acquisitions.....................................................................73
         SECTION 8.7.  Restriction on Major Lease Modifications..................................................74
         SECTION 8.8.  Prohibitions of Cross-Default and Cross-Collateralization.................................74

ARTICLE IX FINANCIAL COVENANTS...................................................................................74
         SECTION 9.1.  Leverage Ratio............................................................................74
         SECTION 9.2.  Debt Service Coverage Ratio...............................................................74
         SECTION 9.3.  Mortgaged Property Aggregate Occupancy Rate...............................................74
         SECTION 9.4.  Minimum Tangible Net Worth................................................................75
         SECTION 9.5.  Distributions.............................................................................75
         SECTION 9.6.  Restrictions on Investments...............................................................75
         SECTION 9.7.  Calculation...............................................................................76

ARTICLE X DEFAULTS...............................................................................................76
         SECTION 10.1.  Events of Default........................................................................76
         SECTION 10.2.  Rights and Remedies......................................................................80
         SECTION 10.3.  Notice of Default........................................................................81
         SECTION 10.4.  Waivers of Demand........................................................................81
         SECTION 10.5.  Waivers, Amendments and Remedies.........................................................81

ARTICLE XI THE ADMINISTRATIVE AGENT..............................................................................81
         SECTION 11.1.  Appointment and Authorization............................................................81
         SECTION 11.2.  Administrative Agent and Affiliates......................................................81
         SECTION 11.3.  Action by Administrative Agent...........................................................81
         SECTION 11.4.  Consultation with Experts................................................................82
         SECTION 11.5.  Liability of Administrative Agent........................................................82
         SECTION 11.6.  Indemnification..........................................................................82
         SECTION 11.7.  Credit Decision..........................................................................82
         SECTION 11.8.  Successor Administrative Agent...........................................................82
         SECTION 11.9.  Administrative Agent's Fee...............................................................83
         SECTION 11.10.  Copies of Notices.......................................................................83
         SECTION 11.11.  Removal of the Administrative Agent.....................................................83
         SECTION 11.12.  Consent and Approvals...................................................................83
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ARTICLE XII CHANGE IN CIRCUMSTANCES..............................................................................85
         SECTION 12.1.  Basis for Determining Interest Rate Inadequate or Unfair.................................85
         SECTION 12.2.  Illegality...............................................................................86
         SECTION 12.3.  Increased Cost and Reduced Return........................................................86
         SECTION 12.4.  Taxes....................................................................................87
         SECTION 12.5.  Base Rate Loans Substituted for Affected LIBOR Loans.....................................89
         SECTION 12.6.  Fixed Rate Price Adjustment..............................................................89
         SECTION 12.7.  Other Provisions.........................................................................90

ARTICLE XIII MISCELLANEOUS.......................................................................................90
         SECTION 13.1.  Notices..................................................................................90
         SECTION 13.2.  No Waivers...............................................................................91
         SECTION 13.3.  Expenses; Indemnification................................................................91
         SECTION 13.4.  Sharing of Set-Offs......................................................................92
         SECTION 13.5.  Amendments and Waivers...................................................................93
         SECTION 13.6.  Successors and Assigns...................................................................93
         SECTION 13.7.  Marshaling; Recapture....................................................................94
         SECTION 13.8.  Independence of Covenants................................................................95
         SECTION 13.9.  Change in Accounting Principles..........................................................95
         SECTION 13.10.  Counterparts; Integration; Effectiveness................................................95
         SECTION 13.11.  Survival................................................................................95
         SECTION 13.12.  Domicile of Loans.......................................................................96
         SECTION 13.13.  Limitation of Liability.................................................................96
         SECTION 13.14.  Governing Law; Submission to Jurisdiction...............................................96
         SECTION 13.15.  Waiver of Jury Trial....................................................................97
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                             EXHIBITS AND SCHEDULES

EXHIBIT A             -    Form of Availability Certificate
EXHIBIT B             -    Form of Compliance Certificate
EXHIBIT C             -    Real Property Assets to be Added to Mortgaged Properties at Closing
EXHIBIT D             -    Form of Note
EXHIBIT E             -    Form of Notice of Borrowing
EXHIBIT F             -    Form of Interest Rate Election
EXHIBIT G             -    Form of Guaranty
EXHIBIT H             -    Form of Solvency Certificate
EXHIBIT I             -    Form of Subsidiary Guaranty
EXHIBIT J             -    Form of Assignment and Assumption Agreement

SCHEDULE 2.4(f)       -    Employees Authorized to Execute Notice of Borrowing
SCHEDULE 3.4(a)(ix)   -    Form of Subordination, Non-Disturbance and Attornment Agreement
SCHEDULE 4.6(c)       -    List of Borrower's Benefit Plans
SCHEDULE 4.21         -    List of Borrower's Collective Bargaining Agreement/Multi-Employer Plans
SCHEDULE 4.24         -    Names
SCHEDULE 4.28         -    Ownership Interests of Borrower
SCHEDULE 4.29         -    Direct and Indirect Ownership Interests in Borrower
SCHEDULE 5.6(c)       -    List of REIT's Benefit Plans
SCHEDULE 5.7          -    Taxes
SCHEDULE 5.19         -    List of REIT's Collective Bargaining Agreements/Multi-Employer Plans
SCHEDULE 5.22         -    REIT Names
SCHEDULE 5.24         -    Ownership Interests of REIT
SCHEDULE 5.25         -    Direct and Indirect Ownership Interests in REIT

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







                                CREDIT AGREEMENT
             (Secured Acquisition Loan and Revolving Line of Credit)

                  THIS CREDIT AGREEMENT is dated as of May __, 2000, among UNI-INVEST (U.S.A.) PARTNERSHIP, L.P., a Delaware limited partnership (the "Borrower") and KEYBANK NATIONAL ASSOCIATION, as a Bank and as Administrative Agent for the Banks, and the BANKS from time to time party hereto (the "Banks").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Borrower is principally engaged in the business of acquiring, developing and owning shopping center, retail and suburban office properties and certain business activities and investment matters related thereto; and

                  WHEREAS, the Borrower has requested the Banks to make certain senior secured acquisition loans and a secured revolving credit facility available to the Borrower in the maximum aggregate amount of $10,000,000 outstanding from time to time pursuant to the terms of this Agreement; and

                  WHEREAS, the Banks are willing to make such loans and facility available to the Borrower on the terms, and subject to the conditions, set forth in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Accountants" means Ernst and Young LLP or Grant Thornton LLP, or any other "big six" accounting firm or another firm of certified public accountants of national standing selected by Borrower and acceptable to the Administrative Agent.

         "Acquisition Price" means the aggregate purchase price for a Real Property Asset as set forth in the applicable purchase agreement with the seller of such Real Property Asset, including bona fide purchase money financing provided by the seller of such Real Property Asset, all prior Debt encumbering such Real Property Asset at the time of acquisition (provided, however, that the inclusion of such Debt is solely for the purpose of establishing the Acquisition Price and shall not be deemed to constitute Permitted Debt under this Agreement) and all costs of acquisition, including title insurance, survey, environmental reports, brokerage fees, attorneys' fees and escrow expenses.

         "Adjusted Consolidated EBITDA" means, at any time, for the most recently ended Fiscal Quarter, (a) Consolidated EBITDA minus (b) the sum of the Capital Reserve attributable to each Real Property Asset owned by a Consolidated Entity for such Fiscal Quarter.

         "Adjusted NOI" means, as determined as of the end of the most recently ended Fiscal Quarter, (a) the aggregate of Net Operating Income for each Mortgaged Property for such Fiscal Quarter minus (b) the sum of the following,
(i) the Capital Reserve for such Mortgaged Property, plus (ii) a management fee equal to five percent (5%) of Property Revenues for such Mortgaged Property.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

         "Advisor" means Cedar Bay Realty Advisors, Inc., and its successors.

         "Advisory Fee Subordination Agreement" means the Advisory Fee Subordination Agreement delivered by the Advisor to the Administrative Agent subordinating the Advisor's rights to any advisory fees payable to the Advisor by any Consolidated Entity to the Obligations, in a form satisfactory to the Administrative Agent in its sole discretion.

         "Affiliates" as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of a general partnership interest, limited partnership interest or a limited liability company interest representing ten percent (10%) or more of the outstanding general partnership interests, limited partnership interests or limited liability company interests, as applicable, of such Person.

         "Aggregate Mortgaged Property Value" means, as of any date of determination, the sum of the value of all of the Mortgaged Properties, which value as to each Mortgaged Property shall be equal to the lesser of (a) the Acquisition Price or (b) the Appraised Value of such Mortgaged Property.

         "Agreement" means this Credit Agreement (Secured) as the same may from time to time hereafter be modified, supplemented or amended.

         "Anchor Tenant" means either a discount department store, supermarket, drug store, home improvement store or other type of store commonly known in the real estate industry as an "anchor" having a minimum gross leaseable area of twenty-five thousand (25,000) square feet.

         "Anchored Shopping Center" means a shopping center that has an Anchor Tenant or available space for an Anchor Tenant as a tenant.

         "Applicable Interest Rate" means the lesser of (a) the rate at which the interest rate applicable to any floating rate Debt could be fixed, at the time of calculation, by the Borrower entering into an unsecured interest rate swap agreement (or, if such rate is incapable of being fixed by entering into an unsecured interest rate swap agreement at the time of calculation, a reasonably determined fixed rate equivalent) and (b) the rate at which the interest rate applicable to such floating rate Debt is actually capped, at the time of calculation, if the Borrower has entered into an interest rate cap agreement with respect thereto or if the documentation for such Debt contains a cap.

         "Applicable Lending Office" means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office and (b) in the case of its LIBOR Loans, its LIBOR Lending Office.

         "Applicable Margin" means (a) prior to the addition of all of the Pennsylvania Acquisition Properties to the Mortgaged Properties in accordance with the terms of this Agreement: (i) two (2.0) basis points, with respect to Base Rate Loans; and (ii) two and seventy-five one-hundredths (2.75) basis points, with respect to LIBOR Loans and (b) after the addition of all of the Pennsylvania Acquisition Properties to the Mortgaged Properties in accordance with the terms of this Agreement, as follows:

-----------------------------------------------------------------------

                          Base Rate Loans          LIBOR Loans
Leverage Ratio            Applicable Margin        Applicable Margin
-----------------------------------------------------------------------
Up to 45%                 1.50 basis points        2.25 basis points
-----------------------------------------------------------------------
>45% to 55%               1.75 basis points        2.50 basis points
-----------------------------------------------------------------------
>55% to 65%               2.00 basis points        2.75 basis points
-----------------------------------------------------------------------

         "Appraisals" means, with respect to each Mortgaged Property, the independent appraisals, prepared and delivered to the Administrative Agent at the Borrower's sole cost and expense, conforming to the regulations promulgated pursuant to FIRREA and USPAP and acceptable to the Administrative Agent in its sole discretion..

         "Appraised Value" means the "as-is" value of any Mortgaged Property as indicated on the most recent Appraisal thereof.

         "Approved Cross-Collateralized Third-Party Loans" has the meaning set forth in Section 8.8.

         "Assignee" has the meaning set forth in Section 13.6(c).

         "Assignments" means, the Assignment(s) of Leases, Rents and Security Deposits, each executed by the Borrower or a Consolidated Subsidiary of the Borrower in favor of the Administrative Agent on behalf of the Banks on or prior to the date hereof or as of the date of acquisition of a Mortgaged Property, securing all or a portion of the Loans.

         "Availability" means, as at any time, an amount equal to the difference of (a) the lesser of (i) the lesser of (A) sixty-five percent (65%) of the Aggregate Mortgaged Property Value or (B) the Implied Mortgage Amount or (ii) the Maximum Loan Amount and (b) the then outstanding aggregate principal amount of the Loans.

         "Availability Certificate" means a certificate in the form of Exhibit A attached hereto delivered by the Borrower to the Administrative Agent pursuant to Sections 3.1, 3.2 or 6.1(c), or or any other provision of this Agreement, demonstrating the Borrower's calculation of Availability.

         "Bank" means each Bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 13.6(c) and their respective successors.

         "Bank Due Diligence Package" has the meaning set forth in Section
3.3(c).

         "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

         "Base Rate" means, on any day, the higher of (a) the prime rate of interest per annum established from time to time by the Administrative Agent at its principal office in Cleveland, Ohio and designated as its prime rate as in effect on such day (which may be other than the lowest rate of interest then charged by the Administrative Agent and whether or not such rate is publicly announced) or (b) one-half of one percent (0.50%) per annum plus the Federal Funds Rate in effect on such day.

         "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.

         "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article XII.

         "Benefit Plan" means at any time an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which a Person or an ERISA Affiliate of such Person is, or within the immediately preceding five (5) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Borrower" means Uni-Invest (U.S.A.) Partnership, L.P., a Delaware limited partnership, and its successors.

         "Borrower Financial Statements" has the meaning set forth in Section 6.1(a).
         "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II.

         "Broadbent" means Broadbent Business Center located in Salt Lake City, Utah.

         "Broadbent Transaction" means the occurrence of each of the following:
(a) repayment by Borrower of the first mortgage debt encumbering Broadbent, which debt is expected to be approximately One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00); and (b) the addition of Broadbent to the Mortgaged Properties in accordance with the terms of this Agreement.

         "Capital Expenditures" means, for any period, any expenditure for any item that would be treated or defined as a capital expenditure under GAAP or the Code.

         "Capital Lease" as applied to any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

         "Capital Lease Obligations" means all obligations under Capital Leases in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet prepared in accordance with GAAP.

         "Capital Reserve" means, as applied to any Person, the product of (a) Twenty-Five Cents ($0.25) and (b) the aggregate net rentable square footage of such Person's pro rata share (based upon ownership interest) of the Real Property Assets, or the Mortgaged Properties, as applicable, owned by such Person.

         "Cash Equivalents" means marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof.

         "Change in Control" means (a) any transaction or series of related transactions in which any Person or two or more Persons (excluding Leo S. Ullman, Brenda J. Walker, Uni-Invest Holdings (U.S.A.) B.V., a Netherlands closed company, or any of their respective Affiliates) acting in concert acquire beneficial ownership, directly or indirectly, of securities of the REIT (or of other securities convertible into securities of the REIT) representing twenty percent (20%) or more of the combined voting power of all securities of the REIT entitled to vote in the election of directors ("Directors"); or (b) during any period of up to twelve (12) consecutive calendar months commencing on or after the Closing Date, individuals who were Directors at the beginning of such period ("Continuing Directors"), plus any new Directors whose election or appointment was approved by a majority of the Continuing Directors then in office, shall cease for any reason to constitute a majority of the Board of Directors and the individuals replacing such Directors shall not have been nominated by the Board of Directors of the REIT.

         "Closing Date" means the date of this Agreement.

         "Closing Due Diligence Package" has the meaning set forth in Section 3.4(a).

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Collateral" means all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Administrative Agent on behalf of the Banks under any of the Security Documents.

         "Commitment" means, with respect to each Bank, the amount committed by such Bank pursuant to this Agreement with respect to any Loans, as such amount may be reduced from time to time pursuant to Section 2.11.

         "Compliance Certificate" means a certificate in the form of Exhibit B attached hereto delivered by the Borrower to the Administrative Agent pursuant to Section 6.1(c) or any other provision of this Agreement covering the Borrower's compliance with covenants contained in Article IX.

         "Control", "controlling" or "controlled by" means, as to any Person, the possession of the power, direct or indirect (a) to vote fifty-one percent (51%) or more of the securities or partnership interests having ordinary voting power for the election of directors, trustees or managing general partners or to direct or cause the direction of the management and policies of such Persons whether by contract or otherwise.

         "Confirmation Letter" has the meaning set forth in Section 3.3(d).

         "Consolidated Debt" means, at any time, the aggregate Debt of the Consolidated Entities.

         "Consolidated Debt Service" means, at any time, the aggregate Debt Service of the Consolidated Entities.

         "Consolidated EBITDA" means, at any time, for the most recently ended Fiscal Quarter, (a) the sum of the following, as determined in accordance with GAAP, (i) Net Income (excluding Net Income or related items attributable to any Minority Holding), (ii) depreciation and amortization expense, general and administrative expenses and other non-cash items deducted in determining such Net Income; provided, however, that for the determination of Consolidated EBITDA for the first Fiscal Quarter, ending June 30, 2000, all general and administrative expenses shall be excluded from the determination of Consolidated EBITDA, and thereafter general and administrative expenses incurred during such Fiscal Quarter may be included to the extent that the total general and administrative expenses incurred during such Fiscal Quarter and the three (3) preceding Fiscal Quarters in the aggregate do not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), (iii) Interest Expense, (iv) Taxes and (v) an amount equal to the aggregate of each of the Consolidated Entities' pro rata share (based upon ownership interest) of the sum of subparts (i) through (iv) above of each Minority Holding for such Fiscal Quarter, minus (b) aggregate interest income of the Consolidated Entities, minus (c) gains (and plus losses) from extraordinary items, asset sales or write-ups or forgiveness of indebtedness; provided, however, that if any Real Property Asset was not owned by a Consolidated Entity for the entire Fiscal Quarter for which such determination is being made, then the determination of Consolidated EBITDA for such Fiscal Quarter shall disregard such Real Property Asset.

         "Consolidated Entities" means, collectively, the Borrower, the REIT and each of their respective Consolidated Subsidiaries.

         "Consolidated Subsidiary" means, for any Person and at any date, any wholly-owned Subsidiary or other wholly-owned entity that is consolidated with such Person in accordance with GAAP.

         "Consolidated Total Liabilities" means, at any time, the aggregate Total Liabilities of the Consolidated Entities.

         "Construction in Progress" means any new improvement on real property, or any renovation to or expansion of any existing improvement on real property, owned by a Person from the time of commencement of construction (as evidenced, in the case of new construction or expansion, by the pouring of footers on the foundation) until such time as a certificate of occupancy (or its equivalent) has been issued with respect to all of such new improvement, renovation or expansion, or the improvement, renovation or expansion otherwise may be legally occupied.

         "Contaminant" means any pollutant (as that term is defined in 42 U.S.C. 9601(33)) or toxic pollutant (as that term is defined in 33 U.S.C. 1362(13)), hazardous substance (as that term is defined in 42 U.S.C. 9601(14)), hazardous chemical (as that term is defined by 29 CFR Section 1910.1200(c)), toxic substance, hazardous waste (as that term is defined in 42 U.S.C. 6903(5)), radioactive material, special waste, petroleum (including crude oil or any petroleum-derived substance, waste or breakdown or decomposition product thereof), any constituent of any such substance or waste, including polychlorinated biphenyls and asbestos, or any other substance or waste deleterious to the environment the release, disposal or remediation of which is now or at any time becomes subject to regulation under any Environmental Law.

         "Contingent Obligation" as to any Person means, without duplication,
(a) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) shall be deemed to be (i) with respect to a guaranty of interest or interest and principal, or an operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (x) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of such Person required to be delivered pursuant to Article VI hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be One Hundred Percent (100%) thereof unless and only to the extent that such other Person has delivered cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Debt of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn.

         "Contractual Obligation" as applied to any Person, means any provision of any securities issued by that Person, or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including any restrictive covenant affecting such Person or any of its properties).

         "Court Order" means any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority binding upon or applicable to the Person in question.

         "Debt" of any Person means, without duplication, (a) as shown on such Person's consolidated balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (c) all Contingent Obligations of such Person, (d) indebtedness secured by any Lien on the properties or assets of the Person, (e) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Debt set forth in clauses (a), (b) or (c) hereof, (f) all Capital Lease Obligations, (g) all obligations in respect of acceptances issued or created for the account of such Person and (h) items classified as "debt" by GAAP and any obligations that have "debt-like" characteristics, as determined by the Administrative Agent in its sole discretion, including those that require regular payments and a lump sum terminal payment, but excluding ordinary course accounts payable, deferred taxes and accruals made in the ordinary course of the Person's business. For purposes of this Agreement, Debt (other than Contingent Obligations) of a Person shall be deemed to include only such Person's pro rata share (such share being based upon the percentage ownership interest as shown on annual audited financial statements) of the Debt of any other Person in which a Person, directly or indirectly, owns an interest, provided that such Debt is nonrecourse, both directly and indirectly, to such Person.

         "Debt Service" means, for any Person, as of any date of determination, for the most recently ended Fiscal Quarter, the sum of (a) Interest Expense paid or payable by such Person on its Debt, (b) scheduled principal amortization payments of such Person, on Debt secured by a mortgage on any Real Property Asset, whether or not paid by such Person (excluding balloon payments), (c) amortization paid or payable in connection with any interest rate protection agreement (including any interest rate swaps, caps, floors, collars and similar agreements) and (d) all dividends and distributions paid or required to be paid on the preferred stock of such Person.

         "Debt Service Coverage Ratio" means, as of any date of determination, for the most recently ended Fiscal Quarter, the ratio of (a) Adjusted Consolidated EBITDA to (b) Consolidated Debt Service.

         "DOL" means the Department of Labor and any Person succeeding to the functions thereof.

         "Domestic Borrowing" means a Borrowing comprised of Base Rate Loans.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Cleveland, Ohio are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located within the United States at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office within the United States as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that no Bank shall be permitted to change its Domestic Lending Office if as a result of such change either (a) pursuant to the provisions of Section 12.1 or Section 12.2, Borrower would be unable to maintain any Loans as LIBOR Loans; or (b) Borrower would be required to make any payment to such Bank pursuant to the provisions of Section 12.3 or Section 12.4.

         "Due Diligence Package" has the meaning provided in Section 3.3(b).

         "Environmental Affiliate" means any partnership, joint venture, limited liability company, trust or corporation in which an equity interest is owned by a Consolidated Entity, either directly or indirectly.

         "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

         "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damage, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Contaminant at any location, whether or not owned by such Person or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case as to which could reasonably be expected to have a Material Adverse Effect on a Consolidated Entity.

         "Environmental Indemnity" means the Environmental Indemnity executed by the Borrower and/or a Consolidated Subsidiary, if such Consolidated Subsidiary owns the Real Property Asset, in favor of the Administrative Agent on behalf of the Banks on or prior to the date hereof or as of the date of the addition of a Real Property Asset to the Mortgaged Properties.

         "Environmental Laws" means any and all current or future federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Contaminants into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Contaminants or the clean-up or other remediation thereof.

         "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

         "Environmental Report" has the meaning set forth in Section 4.7.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated thereunder from time to time.

         "ERISA Affiliate" means, as to any Person, any (a) corporation which is, becomes, or is deemed to be a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as such Person, (b) partnership, trade or business (whether or not incorporated) which is, becomes or is deemed to be under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with such Person, (c) other Person that is, becomes or is deemed to be, a member of the same "affiliated service group" (as defined in Section 414(m) of the Internal Revenue Code) or (d) other organization or arrangement described in Section 414(o) of the Internal Revenue Code which is, becomes or is deemed to be required to be aggregated pursuant to regulations issued under Section 414(o) of the Internal Revenue Code with such Person pursuant to Section 414(o) of the Internal Revenue Code.

         "ERISA Group" means the Borrower, the REIT and their respective ERISA Affiliates.

         "Event of Default" has the meaning set forth in Section 10.1.

         "Exhibits" and "Schedules" means and refers collectively to the documents attached to this Agreement and labeled as Exhibits or Schedules hereto.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day, on such transactions as received by Administrative Agent from three (3) Federal Funds brokers of recognized standing selected by Administrative Agent.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         "Fee Letter" means that certain letter dated as of the Closing Date setting forth the fee agreement between the Borrower, the Administrative Agent and the Banks, as the same may be amended, restated or otherwise modified from time to time.

         "Financial Statements" has the meaning set forth in Section 6.1(a).

         "Financing Statements" means those Uniform Commercial Code Financing Statements executed by the Borrower or the Consolidated Subsidiary of Borrower owning the Real Property Asset in favor of the Administrative Agent on behalf of the Banks on or prior to the date hereof or as of the date of an addition of a Real Property Asset to the Mortgaged Properties for the purpose of perfecting the security interest in any personal property, both tangible and intangible, serving as collateral for the Loans pursuant to any Loan Document.

         "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

         "Fiscal Quarter" means each three (3)-month period ending on March 31, June 30, September 30 and December 31.

         "Fiscal Year" means the fiscal year of the Borrower which shall be the twelve (12)-month period ending on December 31 each year.

         "FMV Cap Rate" means ten percent (10%).

         "Funds Available for Distribution" means, for any period, Funds From Operations, less Capital Expenditures.

         "Funds from Operations" as applied to any Person, means, for any period, "funds from operations" as such term is defined from time to time by The National Association of Real Estate Investment Trusts.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Germantown" means Germantown Square Shopping Center located in Louisville, Kentucky.

         "Germantown Transaction" means the occurrence of each of the following:
(a) the acquisition by Borrower of the remaining undivided fifty percent (50%) ownership interest in the Germantown assets at a purchase price expected to be approximately Three Million Three Hundred Thousand and 00/100 Dollars ($3,300,000.00); and (b) the addition of Germantown to the Mortgaged Properties in accordance with the terms of this Agreement.

         "Governmental Authority" means any nation or government, any Federal, state, local, municipal government or any other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group of Loans" means, at any time, a group of Loans consisting of (a) all Loans which are Base Rate Loans at such time, or (b) all Loans which are LIBOR Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 12.2 or Section 12.4, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Homburg Subscription Agreement" has the meaning set forth in Section 3.1(q).

         "Implied Mortgage Amount" means, as of any date of determination, the quotient equal to (a) Adjusted NOI (b) divided by one and fifty one-hundredths (1.50), (c) divided by the Mortgage Constant for such date of determination.

         "Indemnitee" has the meaning set forth in Section 13.3(b).

         "Initial Environmental Report" has the meaning set forth in Section 3.3(b)(viii).

         "Interest Expense" means, for any period, the sum of (without duplication) (a) total interest expense, whether paid, accrued or capitalized, including all commissions, discounts and other fees and charges owed with respect to letters of credit, net costs under interest rate protection agreements (including any interest rate swaps, caps, floors, collars and similar agreements), and fees payable to the Banks pursuant to Section 2.8(b) and (c),
(b) each of the Consolidated Entities' pro rata share of total interest expense, whether paid, accrued or capitalized, in respect of Debt of each Minority Holding (c) any other accrued, paid or capitalized interest incurred on any obligation for which a Consolidated Entity is wholly or partially liable under repayment, interest carry or performance guarantees, or other relevant liabilities.

         "Interest Period" means, relative to any LIBOR Loans comprising part of the same Borrowing, the period beginning on and including the date on which such LIBOR Loan is made as, converted into or continued as, LIBOR Loans, and ending on (but excluding) the day which numerically corresponds to such date one (1) month, three (3) months or six (6) months thereafter, in each case as Borrower may select in its relevant Notice of Borrowing pursuant to Section 2.3, provided that:

                  (i) if such Interest Period would otherwise end on a day which is not a LIBOR Business Day, such Interest Period shall end on (but exclude) the next following LIBOR Business Day;

                  (ii) Borrower may not select any Interest Period which ends after the Maturity Date; and

                  (iii) any Interest Period relating to any LIBOR Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to hedge the position of the Borrower with respect to interest rates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and the rules and regulations promulgated thereunder.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Land" means unimproved real estate.

         "Lease Status Schedule" means a list for each Mortgaged Property (a) setting forth the percentage of leaseable area leased to bona fide, third-party tenants under binding, and effective written leases and (b) identifying all Major Leases at such Mortgaged Property.

         "Leverage Ratio" means, as of any date of determination, the ratio of
(a) Consolidated Total Liabilities to (b) Total Asset Value.

         "Liabilities and Costs" means all claims, judgments, liabilities, obligations, responsibilities, losses, damages (including lost profits), punitive or treble damages, costs, disbursements and expenses (including reasonable attorneys', experts' and consulting fees and costs of investigation and feasibility studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

         "LIBOR Borrowing" means a Borrowing comprised of LIBOR Loans.

         "LIBOR Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "LIBOR Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its LIBOR Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its LIBOR Lending Office by notice to the Borrower and the Administrative Agent; provided that no Bank shall be permitted to change its LIBOR Lending Office if as a result of such change either (i) pursuant to the provisions of Section 12.1 or Section 12.2, Borrower would be unable to maintain any Loans as LIBOR Loans; or (ii) Borrower would be required make any payment to such Bank pursuant to the provisions of Section 12.3 or Section 12.4.

         "LIBOR Loan" means a Loan as to which Borrower has elected, in accordance with the applicable Notice of Borrowing or Notice of Interest Rate Election, to be charged interest at the LIBOR Rate.

         "LIBOR Rate" means, relative to any Interest Period for any LIBOR Loan included in any Borrowing, the per annum rate (reserve adjusted as hereinbelow provided) of interest quoted by the Administrative Agent, rounded upwards, if necessary, to the nearest one-sixteenth of one percent (0.0625%) at which Dollar deposits in immediately available funds are offered by the Administrative Agent to leading banks in the London interbank market at approximately 11:00 A.M. Cleveland, Ohio time, two (2) Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount equal or comparable to the LIBOR Loan to which such Interest Period relates. The foregoing rate of interest shall be reserve adjusted by dividing LIBOR by one (1.00) minus the LIBOR Reserve Percentage, with such quotient to be rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%). All references in this Agreement or other Loan Documents to LIBOR include the aforesaid reserve adjustment.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBOR Loans made by the Banks, the reserve percentage (expressed as a decimal) equal to the actual aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transactional adjustments or other scheduled changes in reserve requirements) announced by the Banks as the reserve percentage applicable to the Banks as specified under regulations issued from time to time by the Federal Reserve Board. The LIBOR Reserve Percentage shall be based on Regulation D of the Federal Reserve Board or other regulations from time to time in effect concerning reserves for "Eurocurrency Liabilities" from related institutions as though the Banks were in a net borrowing position.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a "true" lessor pursuant to the Uniform Commercial Code in effect in Ohio from time to time) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code in effect in Ohio from time to time or other comparable law of any jurisdiction.

         "Loan" means a Base Rate Loan or a LIBOR Loan, and "Loans" means Base Rate Loans or LIBOR Loans or any combination of the foregoing.

         "Loan Documents" means, collectively, this Agreement, the REIT Guaranty, the Subsidiary Guarantees, the Notes, the Mortgages, the Assignments, the Environmental Indemnities, the Financing Statements, the Management Fee Subordination Agreement, the Fee Letter and any related documents.

         "Major Lease" means any lease between a Major Tenant and either the Borrower or any Consolidated Subsidiary of the Borrower.

         "Major Tenant" means any tenant of a Real Property Asset under a lease between such tenant and the Borrower or any Consolidated Subsidiary of the Borrower for twenty percent (20%) or more of the total gross leaseable area of such Real Property Asset.

         "Management Fee Subordination Agreement" means the Management Fee Subordination Agreement delivered by the Manager to the Administrative Agent subordinating the Manager's rights to any management fees payable to the Manager by any Consolidated Entity to the Obligations, in a form satisfactory to the Administrative Agent in its sole discretion.

         "Manager" means Brentway Management LLC, a New York limited liability company, and its successors.

         "Margin Stock" shall have the meaning provided such term in Regulation T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) with respect to a Person, a material adverse effect upon the financial condition, operations, performance or properties of such Person, or (b) with respect to a Real Property Asset, a material adverse effect upon the value, condition or operation of such Real Property Asset or (c) a material adverse effect upon any Consolidated Entities' ability to perform under the Loan Documents. The phrase "has a Material Adverse Effect" or "will result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "has resulted, or will or could reasonably be anticipated to result, in a Material Adverse Effect", and the phrase "has no (or does not have a) Material Adverse Effect" or "will not result in a Material Adverse Effect" or words substantially similar thereto shall in all cases be intended to mean "does not or will not or could not reasonably be anticipated to result in a Material Adverse Effect".

         "Material Plan" means at any time a Plan having aggregate Unfunded Liabilities in excess of $5,000,000.

         "Maturity Date" means the earliest to occur of (a) May __, 2002, (b) the acceleration of the Loans pursuant to Section 10.2 or (c) Borrower's written notice to the Administrative Agent pursuant to Section 2.11(c) of Borrower's election to prepay all accrued Obligations and terminate all Commitments.

         "Maximum Loan Amount" means the lesser of (a) Ten Million Dollars ($10,000,000) or (b) an amount equal to the then Total Commitment.

         "Minority Holdings" means, for any Person, partnerships, limited liability companies, corporations and joint ventures held or owned by such Person that are not wholly-owned by such Person and are not consolidated on such Person's financial statements, but that the Administrative Agent, in its reasonable discretion, has determined are effectively controlled by such Person.

         "Mortgage Constant" means, as of any date of determination, a rate equal to the sum of (a) the Treasury Rate for such date, plus (b) two hundred
(200) basis points, as amortized monthly pursuant to a twenty-five (25)-year amortization schedule. For example purposes only, if the applicable Treasury Rate was six percent (6%), after adding two hundred (200) basis points and applying the twenty-five (25)-year amortization schedule, the Mortgage Constant would be ninety-two thousand six hundred and eighteen one millionths (0.092618).

         "Mortgaged Properties" means, as of any date, the Real Property Assets meeting the conditions set forth in Section 3.3 and approved by the Banks in accordance with Section 3.3, Real Property Assets listed in Exhibit C attached hereto and made a part hereof, together with all Real Property Assets which have become part of the Mortgaged Properties on or prior to such date in accordance with Section 3.3 and excluding any Mortgaged Properties which have been released from this Agreement, the Mortgage and the other Loan Documents as of such date in accordance with Section 3.4(d) and all other terms of this Agreement.

         "Mortgaged Property Aggregate Occupancy Rate" means, at any time with respect to the Mortgaged Properties, the ratio, as of such time, expressed as a percentage, of (a) the net leaseable square footage of all Mortgaged Properties leased by tenants pursuant to binding leases as to which no monetary or other material default has occurred and is continuing for more than sixty (60) days from the original due date, to (b) aggregate net leaseable square footage of all Mortgaged Properties.

         "Mortgaged Property Closing Date" means the last to occur of the following (a) the date upon which the Banks approve the addition of a Real Property Asset to the Mortgaged Properties pursuant to Section 3.3, (b) the date upon which the Banks approve the items required to be delivered by Borrower pursuant to Section 3.4 and (c) the date upon which the appropriate Security Documents are filed and/or recorded by the Administrative Agent in accordance with Section 3.4(b).

         "Mortgaged Property Statements" has the meaning set forth in Section 6.1(e).

         "Mortgaged Property Value" means the sum of the Real Property Asset Value for each of the Mortgaged Properties.

         "Mortgages" means the mortgage(s), deed(s) to secure debt, and/or deed(s) of trust executed by the Borrower or a Consolidated Subsidiary of the Borrower in favor of the Administrative Agent on behalf of the Banks on or prior to the date hereof or as of the date of the addition of a Real Property Asset to the Mortgaged Properties, securing all or a portion of the Loans, each of which Mortgages shall be a first mortgage lien with respect to each Real Property Asset which is the subject thereof.

         "Multiemployer Plan" means at any time an employee benefit plan defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was contributed to by a Person or an ERISA Affiliate.

         "NASDAQ" means the National Association of Securities Dealers Automated Quotations System.

         "Net Income" means, for any period, the net earnings (or loss) of the Consolidated Entities, after Taxes and minority interests, calculated for such period on a consolidated basis in conformity with GAAP.

         "Net Offering Proceeds" means (a) all cash proceeds received by the REIT as a result of the sale of common, preferred or other classes of stock in the REIT (if and only to the extent reflected in stockholders' equity on the consolidated balance sheet of the REIT prepared in accordance with GAAP) less customary costs and discounts of issuance paid by the REIT plus (b) all cash and the fair market value of the net equity of all properties contributed to the REIT by one or more Persons in exchange for common, preferred or other class of stock in the REIT.

         "Net Operating Income" means, for any period, with respect to any Mortgaged Property, Property Revenues minus Property Expenses attributable to such Mortgaged Property for such period, in each case determined in accordance with GAAP, except that, for purposes of determining Net Operating Income, (i) income shall be calculated on a stabilized basis and shall not include security or other deposits, late fees, lease termination or other similar charges, delinquent rent recoveries (unless previously reflected in reserves), proceeds of business interruption insurance or any other items of a non-recurring nature, and (ii) to the extent any such Mortgaged Property is not owned by the Borrower or a Consolidated Subsidiary of the Borrower for the entire period for which such determination is being made, then the Net Operating Income for such Mortgaged Property shall not be included for purposes of this definition.

         "Non-Recourse Debt" means, as to any Person, Debt of such Person for which the right of recovery of the obligee thereof is limited to recourse against the Real Property Assets securing such Debt (subject to any limited exceptions to the non-recourse nature of such Debt, including fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions at the time of the incurrence of such Debt).

         "Notes" means, collectively, the promissory notes of the Borrower, each substantially in the form of Exhibit D hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means, with respect to a proposed Borrowing pursuant to Section 2.3, a notice substantially in the form of Exhibit E hereto.

         "Notice of Interest Rate Election" means a notice substantially in the form of Exhibit F. hereto.

         "NYSE" means the New York Stock Exchange.

         "Obligations" means, from time to time, all Consolidated Debt of the Consolidated Entities owing to the Administrative Agent, any Bank or any Person entitled to indemnification pursuant to Section 13.3, or any of their respective successors, transferees or assigns, of every type and description, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any other Loan Document, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable fees and disbursements of expert witnesses and other consultants, and any other sum now or hereinafter chargeable to Borrower under or in connection with this Agreement or any other Loan Document.

         "Parent" means, with respect to any Person, any other Person controlling such Person.

         "Participant" has the meaning set forth in Section 13.6(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

         "Pennsylvania Acquisition Properties" means, collectively, the following: (a) Red Lion Shopping Center, located in Philadelphia, Pennsylvania;
(b) The Point Shopping Center, located in Harrisburg, Pennsylvania; and (c) Golden Triangle Shopping Center, located in Lancaster, Pennsylvania.

         "Pennsylvania Acquisition Properties Purchase Agreements" has the meaning set forth in Section 3.1(r).

         "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

         "Permitted Debt" means:

         (a)      the Obligations; and

         (b) Non-Recourse Debt; provided, that (i) the Non-Recourse Debt is owed to institutional lenders, (ii) the Non-Recourse Debt is secured by a first lien on collateral other than the Collateral, (iii) such collateral securing the Non-Recourse Debt was acquired or re-financed with the proceeds of the Non-Recourse Debt and (iv) the aggregate amount of all Non-Recourse Debt that is Variable Rate Debt shall not exceed thirty-five percent (35%) of Consolidated Total Liabilities (excluding the Obligations from Consolidated Total Liabilities for this purpose);

provided, however, that Permitted Debt does not include any unsecured Debt or Recourse Debt.

         "Permitted Liens" means:

         (a) Liens (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority or claims not yet due, or for any of the foregoing that are being contested in good faith by appropriate proceedings;

         (b) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), or statutory obligations;

         (c) any laws, ordinances, easements, rights of way, restrictions, exemptions, reservations, conditions, limitations, covenants or other matters that, in the aggregate, do not (i) materially interfere with the occupation, use and enjoyment of the Property or other assets encumbered thereby, by the Person owning such Property or other assets, in the normal course of its business or
(ii) materially impair the value of the Property subject thereto;

         (d) Liens imposed by laws, such as mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due, or which are being contested in good faith by appropriate proceedings;

         (e) Liens in favor of the Administrative Agent for the benefit of the Banks; and

         (f) First priority Liens securing Non-Recourse Debt described in clause
(b) in the definition of Permitted Debt, but only if encumbering assets other than the Collateral.

         "Person" means any natural person, employee, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, Bank, trust company, land trust, business trust, or other organization, whether or not a legal entity, or any other non-governmental entity, or any Governmental Authority.

         "Plan" means any employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or any ERISA Affiliate, as applicable, is an "employer" as defined in Section 3(5) of ERISA.

         "Possible Default" means any condition, event, act or omission which, with (a) the lapse of time or (b) the giving of notice or (c) both, would, unless cured or waived, constitute an Event of Default.

         "Property Expenses" means, when used with respect to any Mortgaged Property, the costs of maintaining such Mortgaged Property which are the responsibility of the owner thereof and that are not, pursuant to the terms of a binding lease, the responsibility of the tenant thereof, including a management fee of not less than five percent (5%) of Property Revenues, taxes, insurance, repairs and maintenance, but excluding depreciation, amortization, general corporate administrative expenses and interest costs.

         "Property Release" has the meaning set forth in Section 3.5.

         "Property Revenues" means, when used with respect to any Mortgaged Property, cash rents and other cash revenues receivable in the ordinary course therefrom, including lease termination fees amortized over the remaining term of the lease for which such termination fee was received (other than the paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent), but excluding rent that is more than sixty
(60) days in arrears.

         "Quarterly Operating Reports" has the meaning set forth in Section 6.1(e).

         "Rating Agency" means each of Standard & Poor's Rating Services, Moody's Investors Service, Inc., Fitch Investors Service, L.P. and such other nationally recognized rating service or services as may be mutually agreed upon by the Borrower and the Administrative Agent.

         "Real Property Assets" means, as of any time, all real property assets satisfying the following requirements at such time: (a) the Borrower or a Consolidated Subsidiary of the Borrower directly owns one hundred percent (100%) of such real property asset and (b) the Borrower or such Consolidated Subsidiary owns fee simple indefeasible title to such real property asset; and (c) the real property asset is subject only to Permitted Liens.

         "Real Property Asset Value" means, as of the date of determination, the sum (without duplication of any item) of (a) an amount equal to (i) the Adjusted Consolidated EBITDA for the most recently ended Fiscal Quarter (excluding Net Income attributable to any Real Property Asset not owned by the Borrower or a Consolidated Subsidiary of Borrower, as the case may be, for the entire most recently ended Fiscal Quarter), times (ii) four (4), divided by (iii) the FMV Cap Rate, plus (b) the Acquisition Price paid by the Borrower or a Consolidated Subsidiary of Borrower, as the case may be, for any Real Property Asset acquired during the most recently ended Fiscal Quarter.

         "Recourse Debt" shall mean Debt of a Consolidated Entity that is not Non-Recourse Debt.

         "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIT" means Uni-Invest (U.S.A.), Ltd., a Maryland corporation, and its successors.

         "REIT Financial Statements" has the meaning set forth in Section
6.1(b).

         "REIT Guaranty" means the guaranty in the form of Exhibit G attached hereto and made a part hereof executed and delivered by the REIT to the Administrative Agent.

         "Release" means the release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "Release Date" has the meaning set forth in Section 3.5.

         "Remedial Action" means any action required by applicable Environmental Laws to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Required Banks" means, at any time, Banks having at least sixty-six and two thirds percent (66.67%) of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least sixty-six and two thirds percent (66.67%) of the aggregate unpaid principal amount of the Loans.

         "Requirements of Law" means, as to any Person, the charter and by-laws, partnership agreement or other organizational or governing documents of such Person, and any law, rule or regulation, permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including the Securities Act, the Securities Exchange Act, Regulations T, U and X, FIRREA, any restrictive covenants and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

         "Securities Act" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended to the date hereof and any successor statute.

         "Security Documents" means, collectively, the Mortgages, Assignments, Environmental Indemnities and Financing Statements.

         "Senior Officers" means Leo S. Ullman, as President of the REIT and Brenda J. Walker, as Vice President of the REIT.

         "Solvency Certificate" means a certificate in the form of Exhibit H attached hereto.

         "Solvent" means, as to any Person at the time of determination, that such Person (a) owns property the value of which (both at fair valuation and at present fair saleable value) is greater than the amount required to pay all of such Person's liabilities (including contingent liabilities and debts); (b) is able to pay all of its debts as such debts mature; and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

         "Subordination, Non-Disturbance and Attornment Agreement" has the meaning set forth in Section 3.4(a)(ix).

         "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests representing either (i) ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) a majority of the economic interest therein, are at the time directly or indirectly owned by such Person.

         "Subsidiary Guarantor" means any Consolidated Subsidiary that executes a Subsidiary Guaranty.

         "Subsidiary Guaranty" means a guaranty of payment and performance executed by a Consolidated Subsidiary in favor of the Administrative Agent and the Banks in the form of Exhibit I attached hereto, as such guaranty may be amended, restated or otherwise modified from time to time.

         "Survey" means a survey (prepared in accordance with the ALTA-ASCM standards adopted in 1999, together with all Table A Items) for each Mortgaged Property, prepared and certified to the Administrative Agent, or re-certified to the Administrative Agent, on a date not earlier than six (6) months prior to the date of the applicable Mortgage Property Closing Date, by a land surveyor duly licensed in the state in which such Mortgaged Property is located.

         "Tangible Net Worth" means, at any time of determination, an amount equal to Total Asset Value minus Total Liabilities.

         "Taxes" means all federal, state and local net income and gross receipts taxes.

         "Term" has the meaning set forth in Section 2.9.

         "Termination Event" means (a) any Reportable Event, (b) the withdrawal of a Person, or an ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the occurrence of an obligation arising under Section 4041 of ERISA of a Person or an ERISA Affiliate of such Person to provide affected parties with a written notice of an intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA, (d) the institution by the PBGC of proceedings to terminate any Benefit Plan under Section 4042 of ERISA,
(e) any event or condition which constitutes grounds under Section 4042 of ERISA for the appointment of a trustee to administer a Benefit Plan, (f) the partial or complete withdrawal of such Person or any ERISA Affiliate of such Person from a Multiemployer Plan, or (g) the adoption of an amendment by any Person or any ERISA Affiliate of such Person to terminate any Benefit Plan.

         "Title Company" means, with respect to each Mortgaged Property, a title insurance company of recognized national standing, acceptable to the Administrative Agent.

         "Title Commitment" means, for each Mortgaged Property, a commitment for a Title Policy issued by the Title Company.

         "Title Policy" means, with respect to each Mortgaged Property, an ALTA Mortgagee's Title Policy (Form B - 1970 Amended 10-17-70) issued by the Title Company to the Administrative Agent or, if such form is not available in the state in which the Mortgaged Property is located, then such other form as is approved by the Administrative Agent and its counsel.

         "Total Asset Value" means, as of the date of determination, the sum (without duplication of any item) of (a) the Real Property Asset Value and (b) unrestricted cash and Cash Equivalents owned by any Consolidated Entity as of the most recently ended Fiscal Quarter (but excluding any tenant deposits).

         "Total Commitments" means, at any time, the then aggregate Commitments of all of the Banks.

         "Total Liabilities" means, for any Person and at any time, (without duplication) the sum of (a) all Debt of such Person and each of its Consolidated Subsidiaries and (b) such Person's pro rata share of all Non-Recourse Debt of each Minority Holding.

         "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten (10)-year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten (10)-year maturities.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         "Unused Commitments" means an amount equal to all unadvanced funds which any third party is obligated to advance to the Borrower or otherwise, pursuant to any Loan Document, written instrument or otherwise.

         "Unused Facility Fee" has the meaning set forth in Section 2.8(c).

         "USPAP" means the Uniform Standards of Professional Appraisal Practice, as amended from time to time.

         "Variable Rate Debt" means Debt of any Person that by its terms is subject to an interest rate that is not fixed until the maturity of such Debt, but fluctuates from time to time.

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's or REIT's independent public accountants) with the most recent audited consolidated financial statements of the Borrower or the REIT delivered to the Administrative Agent and the Banks; provided that, if the Borrower notifies the Administrative Agent and the Banks that the Borrower wishes to amend any covenant in Article IX to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks desire to amend Article IX for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

         SECTION 1.3. Interpretation. Words of any gender shall include the other gender and the neuter. Whenever the singular is used, the same shall include the plural wherever appropriate, and whenever the plural is used, the same shall also include the singular wherever appropriate. The word "including", "includes" or any variation thereof shall be construed as a term of illustration and not a term of limitation. For example, the term "including" shall be deemed to mean "including, without limitation" and "including, but not limited to."

         SECTION 1.4. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (i.e., Domestic Borrowings and LIBOR Borrowings).

                                   ARTICLE II

                                    THE LOANS

         SECTION 2.1. Commitments to Lend. (a) Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make the Loans to the Borrower pursuant to this Agreement from time to time up to and including the ninetieth (90th) day prior to the expiration of the Term in amounts such that the aggregate principal amount of the Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. The aggregate amount of the Loans to be made hereunder shall not exceed the lesser of (i) the Maximum Loan Amount or (ii) the Availability. Subject to the limitations set forth herein, each Borrowing under this Section 2.1(a) shall be in an aggregate principal amount of at least Five Hundred Thousand Dollars ($500,000), and shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, including Section 2.2, any amounts repaid may be reborrowed. Notwithstanding anything to the contrary, the number of Base Rate Borrowings shall be limited to three (3) such Borrowings per month and the number of LIBOR Borrowings shall be limited to one (1) such Borrowing per month subject to Section 2.15 and this Section 2.1, provided, that there shall be no more than five (5) Borrowings of all types of Loans outstanding at any time under this Agreement.

         (b) Notwithstanding anything in the preceding subparagraph (a) to the contrary, the Maximum Loan Amount shall in no event exceed (and no Bank shall be deemed to have committed to fund its pro rata share of an amount which exceeds) an amount which would result in the violation of any provision of Article IX.

         (c) The outstanding balance of the Loans shall be payable in full on the Maturity Date.

         SECTION 2.2.  Restrictions on Borrowings.

         (a) Subject to the terms and conditions of this Agreement, initially Borrowings shall be permitted under this Agreement, on a non-revolving basis, only for the limited purposes of completing the Broadbent Transaction and the Germantown Transaction. The Banks acknowledge that Germantown is subject to a buy-sell agreement and that, in lieu of the Borrower buying the other co-tenant's interest in Germantown, the other co-tenant of Germantown may elect to purchase the Borrower's fifty percent (50%) interest.

         (b) After completion of the Broadbent Transaction and the Germantown Transaction (or the Borrower's sale of its fifty percent (50%) interest in Germantown, as the case may be), provided that the Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) equity investment contemplated by the Homburg Subscription Agreement has been paid to the Borrower, Borrowings shall be permitted, on a non-revolving basis, under this Agreement only for the limited purpose of adding the Pennsylvania Acquisition Properties to the Mortgaged Properties.

         (c) After all of the Pennsylvania Acquisition Properties have been added to the Mortgaged Properties, Borrowings shall be permitted, on a non-revolving basis, under this Agreement only for working capital and leasing costs for Mortgaged Properties until the then outstanding principal balance of the Loans is reduced to an amount less than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00). After such reduction, Borrowings shall be permitted on a revolving credit basis in accordance with and subject to the terms of this Agreement. Notwithstanding the foregoing, all Borrowings under this Agreement shall be subject to the Availability requirements set forth in this Agreement.

         SECTION 2.3. Notice of Borrowing. The Borrower shall give the Administrative Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (Cleveland, Ohio time) (a) one (1) Domestic Business Day before each Base Rate Borrowing or (b) the third LIBOR Business Day before each LIBOR Borrowing, and in either case not more than five (5) Domestic Business Days or LIBOR Business Days, as applicable, prior to the proposed funding date of such Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a LIBOR Business Day in the case of a LIBOR Borrowing,

                  (ii)     the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or LIBOR Loans, and

                  (iv) in the case of a LIBOR Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.4. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall notify each Bank on the same day as it receives the Notice of Borrowing of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 11:00 A.M. (Cleveland, Ohio time) on the date of each Borrowing designated by the Borrower in its Notice of Borrowing, each Bank shall make available its share of such Borrowing, in Federal or other funds immediately available in Cleveland, Ohio, to the Administrative Agent at its address referred to in Section 12.1, but in no event earlier than two (2) Domestic Business Days following such Bank's receipt of the applicable Notice of Borrowing. The Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

         (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         (d) Nothing in this Section 2.4 shall be deemed to relieve any Bank of its obligation hereunder to make its pro rata share of each Loan on any date of Borrowing designated by the Borrower in a duly completed and delivered Notice of Borrowing, nor shall any Bank be responsible for the failure of any other Bank to perform its obligations to make any Loan hereunder and the Commitment of any Bank shall not be increased or decreased as a result of the failure by any other Bank to perform its obligation to make a Loan.

         (e) If all conditions to the making of Loans have been satisfied, the Administrative Agent shall disburse the proceeds of Loans, on the funding date designated in the applicable Notice of Borrowing, by wire transfer to such account as may be specified in Borrower's Notice of Borrowing. All Loans made hereunder shall bear interest from the date of funding thereof.

         (f) Borrower shall provide the Administrative Agent with documentation satisfactory to the Administrative Agent indicating the names of those employees of Borrower authorized by Borrower to sign Notices of Borrowing and the Administrative Agent shall be entitled to rely on such documentation until notified in writing by Borrower of any change(s) of the persons so authorized. The Administrative Agent shall be entitled to act on the instructions of anyone identifying himself or herself as one of the Persons authorized to execute a Notice of Borrowing, and Borrower shall be bound thereby in the same manner as if such Person were actually so authorized. Borrower agrees to indemnify, defend and hold the Banks and the Administrative Agent harmless from and against any and all Liabilities and Costs which may arise or be created by the acceptance of instructions in any Notice of Borrowing, unless caused by the gross negligence or willful misconduct of the Person to be indemnified. The employees so authorized on the date hereof are listed on Schedule 2.4(f) attached hereto and made a part hereof.

         SECTION 2.5. Notes. (a) The Loans shall be evidenced by the Notes, each of which shall be payable to the order of each Bank for the account of its Applicable Lending Office in an amount equal to each such Bank's Commitment.

         (b) Upon receipt of each Bank's Note, the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank's record thereof shall be conclusive absent manifest error. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.6. Maturity of Loans. The Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

         SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a fluctuating rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable by the Borrower, in the manner provided in Section 2.12, in arrears on the first Domestic Business Day of the first calendar month following the Closing Date, the first Domestic Business Day of each succeeding calendar month and on the Maturity Date.

         (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin. Notwithstanding anything to the contrary contained herein and subject to the default interest provisions contained in Section 2.7 (d) and
(e), if an Event of Default occurs and as a result thereof the Commitments are terminated, all LIBOR Loans will convert to Base Rate Loans upon the expiration of the applicable Interest Period therefor or the date all Loans become due, whichever occurs first. Such interest shall be payable by the Borrower, in the manner provided in Section 2.12, in arrears on the first LIBOR Business Day of the first calendar month following the Closing Date, on the first LIBOR Business Day of each succeeding calendar month and on the Maturity Date.

         (c) Notwithstanding the rates of interest and payment dates specified in Section 2.7(a) and (b), effective immediately upon the occurrence and during the continuance of any Event of Default that has not been waived in writing by the Required Banks, the principal balance of all Loans then outstanding and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, shall bear interest payable upon demand at a rate which is four percent (4%) per annum in excess of the highest rate under any Base Rate Loan or LIBOR Loan (including the Applicable Margin) under this Agreement. All other amounts due the Administrative Agent or the Banks (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall bear interest from and after demand at the rate set forth in this Section 2.7(c).

         (d) The Borrower acknowledges that late payment to the Administrative Agent will cause the Administrative Agent and the Banks to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if the Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loans on the Maturity Date), and such failure continues for five (5) days, and unless waived by the Administrative Agent or the Required Banks a late charge of ten percent (10%) of any such principal payment, interest or other charge due hereon and which is not paid when due, shall be charged by Administrative Agent (for the benefit of the Banks) and paid by the Borrower for the purpose of defraying the expense incident to handling such delinquent payment. The Borrower and the Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that the Administrative Agent and the Banks will incur by reason of late payment. The Borrower and the Administrative Agent further agree that proof of actual damages would be costly and inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent the Administrative Agent from exercising any of the other rights available hereunder or under any other Loan Document. Such late charge shall be paid without prejudice to any other rights of the Administrative Agent or the Banks.

         (e) Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan.

         (f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (g) Notwithstanding any provision in this Section 2.7, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable Requirements of Law.

         SECTION 2.8.  Fees.

         (a) Commitment Fee. The Borrower shall pay the Administrative Agent for the account of the Banks ratably in proportion to their respective Commitments, such fees as are provided for in the Fee Letter(s) between the Borrower and/or Administrative Agent and the Bank(s) as in existence from time to time.

         (b) Administrative Agent Fees. The Borrower shall pay the Administrative Agent such fees as are provided for in the Fee Letter between the Administrative Agent and the Borrower, as in existence from time to time.

         (c) Unused Commitment Fee. From and after the Closing Date and until the Obligations are paid in full and this Agreement is terminated or, if sooner, the date the Commitments terminate, the Borrower shall pay to the Administrative Agent for the account of each Bank, a fee (the "Unused Facility Fee") accruing at the per annum rate set forth in the table below upon an amount equal to (i) the Total Commitments minus (ii) the average daily principal balance of all Loans, as determined for each Fiscal Quarter. The Unused Facility Fee shall be payable, in the manner provided in Section 2.12, in arrears on the first Business Day in each Fiscal Quarter, beginning with the first Fiscal Quarter after the Closing Date, and ending on the date of payment in full of all Obligations to the Administrative Agent and the Banks or, if sooner, the date the Commitments terminate, with the Unused Facility Fee to be prorated to the date of such final payment.

---------------------------------------------------------------------------

Outstanding Principal Amount of Loans           Unused Commitment Fee
---------------------------------------------------------------------------
< 33% of the Total Commitments                    37.5 basis points
---------------------------------------------------------------------------
> 33 and < 67% of the Total Commitments           20.0 basis points
---------------------------------------------------------------------------
> 67% of the Total Commitments                    12.5 basis points
---------------------------------------------------------------------------

         (d) Payment of Fees. The fees described in this Section 2.8 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of the Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of the Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due in immediately available funds and shall be non-refundable when paid. If the Borrower fails to make any payment of fees or expenses specified or referred to in this Agreement due to the Administrative Agent or the Banks, including those referred to in this Section 2.8 or otherwise under this Agreement or any separate fee agreement between the Borrower and the Administrative Agent relating to this Agreement, when due, the amount due shall bear interest until paid at the Base Rate and, after ten (10) days, at the rate specified in Section 2.7(c) (but not to exceed the maximum rate permitted by applicable Law), and shall constitute part of the Obligations. The Unused Facility Fee shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

         SECTION 2.9. Maturity Date. The term (the "Term") of the Commitments shall terminate and expire on the Maturity Date.

         SECTION 2.10. Mandatory Prepayment. (a) In the event that a Mortgaged Property is sold, refinanced by another lender or otherwise released from the Lien of the applicable Mortgage in accordance with Section 3.4(d) hereof, the Borrower shall, on or before the Release Date pursuant to Section 3.4(d), prepay to the Administrative Agent, for the account of the Banks, an amount equal to the amount necessary to insure that the aggregate principal amount of Loans outstanding does not exceed the Availability as set forth in an Availability Certificate to be delivered to the Administrative Agent as provided in Section 3.4(d). Failure to make any such payment after the sale or refinancing of a Mortgaged Property in violation of this Section 2.10 shall constitute an Event of Default.

         (b) In the event that the Availability is less than zero as of the last day of a Fiscal Quarter, either (i) the Borrower will add one or more Real Property Assets, as necessary, to the Mortgaged Properties in accordance with this Agreement which, on a pro forma basis (i.e. the Availability shall be recalculated to include such Real Property Assets as though the same had been a Mortgaged Property for the entire applicable period) would result in the Availability equaling or exceeding zero or (ii) the Borrower shall prepay to the Administrative Agent, for the account of the Banks, an amount necessary to cause the Availability to equal or exceed zero within ninety (90) days of the date on which the Availability was less than zero. Failure by the Borrower to cause the Availability to equal or exceed zero within ninety (90) days of the date such Availability was less than zero shall be an Event of Default.

         SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon at least three (3) Domestic Business Day's notice to the Administrative Agent, prepay to the Administrative Agent, for the account of the Banks, any Base Rate Borrowing in whole at any time, or in part from time to time, by paying the principal amount to be prepaid together with accrued interest thereon to but not including the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) Except as provided in Section 11.2, the Borrower may not prepay all or any portion of the principal amount of any LIBOR Loan prior to the maturity thereof unless the Borrower shall also pay any applicable expenses pursuant to
Section 2.13. Any such prepayment shall be upon at least three (3) LIBOR Business Days' notice to the Administrative Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included.

         (c) Subject to the provisions of Section 2.2, any amounts so prepaid pursuant to this Section 2.11 may be reborrowed subject to the other terms of this Agreement.

         SECTION 2.12. General Provisions as to Payments. (a) During the Term, subject to the terms of this Agreement (including Section 2.2), Borrower shall make payments of interest only, and, upon Maturity, Borrower shall pay all outstanding principal and interest on the Loans in accordance with the terms of this Agreement.

         (b) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (Cleveland, Ohio time) on the date when due, in Federal or other funds immediately available in Cleveland, Ohio, to the Administrative Agent at its address referred to in
Section 12.1. The Administrative Agent will distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks on the same day as received by the Administrative Agent if received by the Administrative Agent by 3:00 p.m. (Cleveland, Ohio time), or, if received by the Administrative Agent after 3:00 p.m. (Cleveland, Ohio time), on the immediately following Domestic Business Day. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding LIBOR Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any LIBOR Loan on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any LIBOR Loans, after notice has been given to any Bank in accordance with Section 2.4(a), the Borrower shall reimburse each Bank within fifteen (15) days after demand for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan; provided that no Participant shall be entitled to receive more than the Bank with respect to which such Participant is a Participant would be entitled to receive under this Section 2.13), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.14. Computation of Interest and Fees. Interest and fees shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Notwithstanding any provision in this Section 2.14, interest in respect of any Loan shall not exceed the maximum rate permitted by applicable law.

         SECTION 2.15. Method of Electing Interest Rates. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article XII), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to LIBOR Loans as of any LIBOR Business Day;

                  (ii) if such Loans are LIBOR Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as LIBOR Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three (3) LIBOR Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be continued as Base Rate Loans, in which case such notice shall be delivered to the Administrative Agent no later than 11:00 a.m. (Cleveland, Ohio time) at least one (1) Domestic Business Day before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each at least One Million Dollars ($1,000,000), (iii) there shall be no more than five (5) Borrowings in the aggregate, comprised of not more than four (4) LIBOR Borrowings, outstanding at any time under this Agreement, (iv) no Loan may be continued as, or converted into, a LIBOR Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

         (b)      Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above and shall be a Domestic Business Day;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are LIBOR Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as LIBOR Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank on the same day as it receives such Notice of Interest Rate Election of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of LIBOR Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

                                   ARTICLE III

                                   CONDITIONS

         SECTION 3.1. Conditions to Initial Disbursement of Loans. The obligation of the Banks to make the initial disbursement of the Loans shall be subject to satisfaction (or waiver in writing by the Administrative Agent) of each of the following conditions precedent on or before the Closing Date:

         (a) Borrower's Documents. The Borrower shall have executed and/or delivered (or caused to be delivered) to the Administrative Agent each of the following, in form and substance acceptable to the Administrative Agent in its sole discretion:

                  (i) four (4) duly executed original counterparts of this Agreement;

                  (ii) a duly executed original of a Note in favor of each of the Banks;

                  (iii) a copy of the Borrower's Limited Partnership Agreement, as amended to the Closing Date, as certified by the Secretary or Assistant Secretary of the REIT, as general partner of the Borrower;

                  (iv) a certified copy of the Borrower's Certificate of Limited Partnership from the Delaware Secretary of State, dated as of a date no earlier than thirty (30) days prior to the Closing Date;

                  (v) a Certificate of Good Standing for the Borrower from the Delaware Secretary of State, dated as of a date no earlier than thirty
         (30) days prior to the Closing Date;

                  (vi) a Certificate of Status of a Foreign Limited Partnership from the Secretary of State of each jurisdiction in which Borrower owns a Real Property Asset that is to become a Mortgaged Property upon the Closing Date, dated as of a date no earlier than thirty (30) days prior to the Closing Date;

                  (vii) the partnership resolutions of the Borrower, as certified by the Secretary or Assistant Secretary of the REIT, as general partner of the Borrower (re: authorization to execute and perform the Loan Documents);

                  (viii) Borrower Financial Statements for the most recent Fiscal Year and, if the end of the immediately preceding Fiscal Quarter does not coincide with the end of the most recent Fiscal Year, for the most recent Fiscal Quarter, prepared on a consolidated and consolidating basis, unaudited but certified by the Borrower's chief financial officer or chief accounting officer; and

                  (ix) a fully executed copy of the Advisory Fee Subordination Agreement and Management Fee Subordination Agreement.

         (b) REIT Documents. The REIT shall have executed and/or delivered (or caused to be delivered) to the Administrative Agent each of the following, in form and substance acceptable to the Administrative Agent in its sole discretion:

                  (i) a duly executed REIT Guaranty;

                  (ii) a copy of the REIT's Articles of Incorporation, as certified by the Maryland Secretary of State, as of a date no earlier than thirty (30) days prior to the Closing Date;

                  (iii) the By-Laws or Code of Regulations of the REIT as certified by its Secretary;

                  (iv) a Certificate of Good Standing from the Maryland Secretary of State, dated as of a date no earlier than thirty (30) days prior to the Closing Date;

                  (v) the corporate resolutions of the REIT, as certified by its Secretary (re: authorization to execute the Loan Documents as general partner of Borrower and execute and perform the REIT Guaranty);

                  (vi) an Incumbency Certificate as to the officers of the REIT signing Loan Documents on behalf of the REIT, as general partner of the Borrower, and the Guaranty on behalf of the REIT on its own account; and

                  (vii) REIT Financial Statements for the most recent Fiscal Year and, if the end of the immediately preceding Fiscal Quarter does not coincide with the end of the most recent Fiscal Year, for the most recent Fiscal Quarter, prepared on a consolidated and consolidating basis, unaudited but certified by the Borrower's chief financial officer or chief accounting officer.

         (c) Notice of Borrowing. The Borrower shall have delivered to the Administrative Agent a Notice of Borrowing.

         (d) Performance. Each of the Borrower and the REIT shall have performed in all material respects all agreements and covenants required by the Administrative Agent or the Banks to be performed by it on or before the Closing Date.

         (e) Solvency. Each of the Borrower and the REIT shall be Solvent and shall have delivered to the Administrative Agent a Solvency Certificate to that effect.

         (f) Material Adverse Changes. No change, as determined by the Administrative Agent and the Banks, shall have occurred since December 31, 1999, which has a Material Adverse Effect on the Borrower or the REIT.

         (g) Litigation Proceedings. There shall not have been instituted or threatened, since December 31, 1999, any litigation or proceeding in any court or Governmental Authority affecting or threatening to affect the Borrower or the REIT which has a Material Adverse Effect thereon, as reasonably determined by the Administrative Agent and the Banks.

         (h) Indefeasible Title. The Borrower and each of its Consolidated Subsidiaries has good, merchantable fee and indefeasible fee title to all Real Property Assets owned by it, in each case free and clear of all Liens other than Permitted Liens.

         (i) No Event of Default. On the Closing Date and after giving effect to the initial disbursements of the Loans, no Event of Default or Possible Default shall exist.

         (j) Fees. The Administrative Agent and each Bank shall have received all fees then due under this Agreement or the Fee Letter, and the Borrower shall have performed all of its other obligations as set forth in the Loan Documents to make payments to the Administrative Agent and the Banks on or before the Closing Date and all expenses (including reasonable attorneys' fees and expenses) of the Administrative Agent and the Banks incurred prior to such Closing Date shall have been paid by the Borrower.

         (k) Opinion of Counsel. The Administrative Agent shall have received a favorable opinion of counsel (which may, as to certain matters, be rendered by in-house counsel) for the Borrower and the REIT dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, the Banks and their counsel, in their sole discretion.

         (l) Consents and Approvals. All material licenses, permits, consents, regulatory approvals and corporate action necessary to enter into the financing transactions contemplated by this Agreement shall have been obtained by the Borrower and the REIT.

         (m) Due Diligence. The Administrative Agent and the Banks shall have completed such due diligence investigations as the Administrative Agent or any Bank deems necessary, and such review and investigations shall provide the Administrative Agent and the Banks with results and information which, in the Administrative Agent's and each Bank's determination, are satisfactory to permit the Administrative Agent and the Banks to enter into this Agreement and fund the Loans.

         (n) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects.

         (o) Compliance with Covenants. The Administrative Agent shall have received a certificate of the chief financial officer or the chief accounting officer of the Borrower certifying that the Borrower is in compliance with all covenants of the Borrower contained in this Agreement, including a Compliance Certificate certifying compliance with the financial covenants contained in
Article XIX.

         (p) Availability Certificate. The Administrative Agent shall have received an Availability Certificate demonstrating Availability under the Loans.

         (q) Homburg Subscription Agreement. The Administrative Agent shall have received a fully-executed agreement satisfactory to the Administrative Agent, in its sole discretion, pursuant to which the Homburg/Uni-Invest Group shall purchase from the REIT Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) of shares in the REIT (the "Homburg Subscription Agreement").

         (r) Purchase Agreements for the Pennsylvania Acquisition Properties. The Administrative Agent shall have received fully executed purchase agreements satisfactory to the Administrative Agent, in its sole discretion, for Borrower's or any of its Consolidated Subsidiary's acquisition of each of the Pennsylvania Acquisition Properties (collectively, the "Pennsylvania Acquisition Properties Purchase Agreements").

         SECTION 3.2. Borrowings. (a) The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (i) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.3 and, if not previously delivered with respect to the account to which the proceeds of such Loan are to be wire transferred, a certificate, with respect to such account;

                  (ii) immediately after such Borrowing, the Availability will not be less than zero as demonstrated by an Availability Certificate to be delivered with the Notice of Borrowing and with respect to each Bank, such Bank's pro rata portion of the Loans will not exceed such Bank's Commitment;

                  (iii) immediately before and after such Borrowing, no Possible Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

                  (iv)the representations and warranties of each of the Consolidated Entities contained in this Agreement (other than representations and warranties which speak as of a specific date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

                  (v) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain the making or repayment of the Loans or the consummation of the transactions contemplated hereby;

                  (vi)no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Banks, has had or is likely to have a Material Adverse Effect; and

                  (vii)    any applicable conditions set forth in Section 2.2.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(ii) through (vi) of this Section 3.2 (a) (except that with respect to clause
(v), such representation and warranty shall be deemed to be limited to laws, regulations, orders, judgments, decrees and litigation affecting the Consolidated Entities and not solely the Banks).

         (b) Subsidiary Guaranty. To the extent that the proceeds of any Loan requested are to be used to purchase or acquire a Real Property Asset that will be owned or held by a Consolidated Subsidiary of the Borrower, the Administrative Agent shall have received, on or before the date of funding set forth in the applicable Notice of Borrowing each of the following, in form and substance acceptable to the Administrative Agent:

                  (i) a Subsidiary Guaranty duly executed by such Consolidated Subsidiary;

                  (ii) organizational documents from such Subsidiary Guarantor, certified by an authorized officer of such Subsidiary Guarantor;

                  (iii) a certificate of Good Standing, or its equivalent, for such Subsidiary Guarantor dated as of a date no earlier than thirty
         (30) days prior to the date of funding set forth in the applicable Notice of Borrowing;

                  (iv) certified resolutions from each Subsidiary Guarantor, (v) an incumbency certificate as to the officer of such Subsidiary Guarantor signing the Subsidiary Guaranty on behalf of such Subsidiary Guarantor; and

                  (vi) a favorable opinion of counsel (which may, as to certain matters, be rendered by in-house counsel) for the Consolidated Subsidiary, dated as of the funding, in form and substance satisfactory to the Administrative Agent, the Banks and their respective counsel.

         SECTION 3.3. Conditions Precedent to Additional Mortgaged Properties.
(a) Each real property asset to be added to the Mortgaged Properties shall be subject to approval by the Banks pursuant to Section 3.3(c) and shall meet the following conditions, unless otherwise agreed by the Banks:

                  (i) The real property asset shall be a Real Property Asset;

                  (ii) The Real Property Asset shall be an office or industrial property, or if a retail property, an Anchored Shopping Center;

                  (iii) The Acquisition Price for the Real Property Asset shall not exceed Fifteen Million Dollars ($15,000,000);

                  (iv) After addition of such Real Property Asset to the Mortgaged Properties, no more than two (2) Mortgaged Properties shall be located within a three (3) mile radius of another Mortgaged Property;

                  (v) Immediately after the addition of such Real Property Asset to the Mortgaged Properties, no Possible Default or Event of Default shall have occurred and be continuing after giving effect to such addition;

                  (vi) If such Real Property Asset is owned or to be owned by a Consolidated Subsidiary, such Consolidated Subsidiary represents and warrants, and by delivery of its Subsidiary Guaranty, Mortgage and other Loan Documents executed by such Consolidated Subsidiary shall be deemed to have represented and warranted, that it has not and shall not: (x) engage in any business or activity other than the ownership, operation and maintenance of the Real Property Asset, and activities incidental thereto; or (y) acquire or own any material asset other than
         (A) the Real Property Asset, and (B) such incidental personal property as may be necessary for the operation of the Real Property Asset; and

                  (vii) The Closing Due Diligence Package for such Real Property Asset shall have been submitted by Borrower and approved by the Banks and their respective counsel pursuant to Section 3.4, and otherwise the requirements of Section 3.4 shall have been satisfied.

         (b) The Borrower shall submit to the Administrative Agent, by overnight mail, the materials set forth below (the "Due Diligence Package") relating to each Real Property Asset proposed to be added to the Mortgaged Properties. The Due Diligence Package shall include the following:

                  (i) a summary description of the Real Property Asset, including a legal description;

                  (ii) an initial investment memorandum prepared by the Borrower in connection with the Real Property Asset in form and substance satisfactory to the Administrative Agent;

                  (iii) a request for a flood zone certification;

                  (iv) two (2) years of historical cash flow operating statements, if available, or the tax returns for the prior two (2) years;

                  (v) two (2) years pro forma projections (including capital expenditures);

                  (vi) a road map and site plan, including any existing Survey;

                  (vii) a copy of all leases affecting the Real Property Asset and a current Lease Status Schedule;

                  (viii) a Phase I environmental report dated as of a date not more than three (3) months prior to the date the Due Diligence Package is delivered to the Administrative Agent, addressed to the Administrative Agent and issued by a licensed and nationally recognized environmental engineering firm concluding that no Phase II environmental report is recommended or, if a Phase II environmental report is recommended, a completed Phase II report addressed to the Administrative Agent with a conclusion that no remediation is necessary or desirable (collectively, the "Initial Environmental Report");

                  (ix) an engineer's inspection report reasonably satisfactory and addressed to the Administrative Agent; and

                  (x) a request for an Appraisal.

The Borrower shall permit the Administrative Agent at all reasonable times and upon reasonable prior notice to make an inspection of such Real Property Asset.

         (c) Within ten (10) days after the receipt by the Administrative Agent of the Appraisal, the Administrative Agent will distribute to each of the Banks, by overnight mail, for their review and approval, the following materials (the "Bank Due Diligence Package") relating to each Real Property Asset to be added to the Mortgaged Properties. The Bank Due Diligence Package shall include the following:

                  (i) the Appraisal;

                  (ii) the Initial Environmental Report;

                  (iii) the engineer's inspection report reasonably satisfactory and addressed to the Administrative Agent;

                  (iv) the summary description of the Real Property Asset;

                  (v) copies of all Major Leases; and

                  (vi) if received, a flood zone certification.

A Bank may reject a Real Property Asset proposed to be added to the Mortgaged Properties only if (A) the Real Property Asset does not meet all of the conditions specified in Section 3.3(a), or (B) the Appraisal is not satisfactory based on such Bank's internal appraisal review policies and procedures, or (C) the Initial Environmental Report or engineer's inspection report discloses conditions that, in the sole discretion of such Bank, would be reasonably likely to have a Material Adverse Effect or (D) the terms and conditions of each of the Major Leases are not satisfactory to the Bank in its sole discretion. Failure to respond to the Administrative Agent in writing by any Bank within ten (10) days after receipt of the Bank Due Diligence Package, shall be deemed to be an approval by such Bank of the addition of such Real Property Asset as a Mortgaged Property. Upon the written request of any Bank, the Administrative Agent will deliver to such Bank, by overnight mail, a copy of the Due Diligence Package, the Confirmation Letter or the Closing Due Diligence Package, as may be specified in such request. If the Borrower's request is not approved, each disapproving Bank shall furnish to the Borrower, upon request, a written statement of the reasons for disapproval by such Bank.

         (d) Within three (3) days after the receipt by the Administrative Agent of the approval of the Banks (by deemed approval or otherwise), the Administrative Agent shall send to the Borrower a letter (the "Confirmation Letter") confirming the approval of the Banks to the Borrower's request for the addition of the proposed Real Property Asset to the Mortgaged Properties.

         SECTION 3.4. Mortgaged Properties. (a) At least fifteen (15) calendar days prior to the Mortgaged Property Closing Date, the Borrower shall cause to be delivered to the Administrative Agent, at the Borrower's sole cost and expense, the following materials (the "Closing Due Diligence Package"), which must be acceptable in form and substance to the Administrative Agent and its counsel, in Administrative Agent's sole discretion:

                  (i) the Title Commitment and the Survey;

                  (ii) a good standing certificate (or equivalent) as to the Borrower, or as to the Consolidated Subsidiary that owns or will own the Real Property Asset, for the jurisdiction in which the Real Property Asset is located;

                  (iii) evidence of compliance with zoning and other local laws, consisting of a zoning endorsement to the Title Commitment or a legal opinion;

                  (iv) a Subsidiary Guaranty, if applicable;

                  (v) evidence of property insurance with coverages and in amounts reasonably acceptable to the Administrative Agent;

                  (vi) the federal tax identification number for the Consolidated Subsidiary owning such Real Property Asset, if applicable;

                  (vii) an opinion of counsel and/or local counsel to the Borrower licensed to practice in the jurisdiction in which the Real Property Asset is located, if required by the Administrative Agent, as to such matters as the perfection and enforceability of the Security Documents and as to the authority and organization of Borrower and any Subsidiary Guarantor, if applicable;

                  (viii) executed copies of each of the Security Documents for each Real Property Asset to be added to the Mortgaged Properties;

                  (ix) a subordination, non-disturbance and attornment agreement substantially in the form attached as Schedule 3.4(a)(ix), or otherwise in form and substance acceptable to the Administrative Agent, in its sole discretion, from each Major Tenant of the Real Property Asset and any guarantor of such Major Tenant's obligations under such Major Tenant's lease; and

                  (x) Borrower's definitive investment memorandum.

         (b) As soon as practicable after approval by the Banks of the items identified in Section 3.4(a), and satisfaction of the conditions and requirements set forth in Article III in connection with the addition of a proposed Mortgaged Property and any associated Borrowing, the Administrative Agent shall cause all of the Mortgages, the Assignments and the Financing Statements to be recorded and/or filed in the appropriate offices, as security for the Loans, at the Borrower's sole cost and expense. As soon as possible after the Closing Date, Borrower shall cause the Title Company to deliver to the Administrative Agent the Title Policy, and Borrower agrees that the closing instructions to the Title Company shall require that the Title Company use its best efforts to deliver the Title Policy to the Administrative Agent not later than ten (10) days after the Mortgaged Property Closing Date. The Borrower will cooperate with the Administrative Agent and execute such further instruments and documents and perform such further acts as the Administrative Agent or the Title Company shall reasonably request to carry out the creation and perfection of the liens and security interests contemplated by the Security Documents or this Agreement. Such Real Property Assets shall be deemed to be Mortgaged Properties upon the recording and filing of such Security Documents and the Administrative Agent's receipt of satisfactory evidence thereof.

         (c) With respect to any Mortgaged Property, (i) if the Administrative Agent determines, in its reasonable judgment, that a material adverse change in the value of any Mortgaged Property has occurred, or if (ii) any Mortgaged Property fails to maintain an occupancy rate of at least eighty percent (80%) for two (2) consecutive Fiscal Quarters, then the Administrative Agent shall have the right to commission, at the Borrower's sole cost and expense, an updated Appraisal. The Administrative Agent shall deliver copies of each such Appraisal to each Bank and to the Borrower promptly after receipt thereof by the Administrative Agent. The Borrower shall have the right, at any time, to replace the Appraisal for any Mortgaged Property with an updated Appraisal, at the Borrower's sole cost and expense.

         SECTION 3.5. Release of Mortgaged Properties. The Borrower shall be entitled to have one (1) or more of the Mortgaged Properties released from the Lien of the applicable Mortgage, whether in connection with a sale of such Mortgaged Property to an unaffiliated third party, the refinancing of such Mortgaged Property with a third party lender (if such refinancing would be Permitted Debt) or otherwise; provided that all of the conditions set forth below have been satisfied:

                  (a) the Administrative Agent shall have received from the Borrower at least ten (10) days' prior written notice of the date proposed for such release (the "Release Date");

                  (b) no Event of Default or Possible Default shall have occurred and be continuing as of the date of such notice and the Release Date;

                  (c) the Borrower shall have delivered to the Administrative Agent an Availability Certificate with calculations giving effect to the requested release(s);

                  (d) the Borrower shall have delivered to the Administrative Agent a Compliance Certificate with calculations giving effect to the requested release(s) and demonstrating compliance with all covenants contained in Article IX;

                  (e) the Borrower shall have delivered to the Administrative Agent an officer's certificate, dated the Release Date, confirming the matters referred to in clause (ii) above and certifying that the provisions of clauses (iii) and (iv) above have been complied with; and

                  (f) if applicable, the Borrower shall have delivered to the Administrative Agent on or before the Release Date the amount required by Section 2.10(b)(ii).

If the Availability Certificate delivered in accordance with clause (c) above demonstrates Availability of not less than zero, then upon or concurrently with the satisfaction of all the foregoing conditions, the Administrative Agent shall effectuate the following (hereinafter referred to as a "Property Release"): the security interest of the Administrative Agent in favor of the Banks in the Mortgage and other Loan Documents relating to the released Mortgaged Property shall be released from the Lien of the Mortgage and the Administrative Agent will execute and deliver any agreements reasonably requested by the Borrower to release and terminate or reassign, at the Borrower's option, the Mortgage as to the released Mortgaged Property; provided, that such release and termination or reassignment shall be without recourse to the Administrative Agent (except as contemplated hereby) and without any representation or warranty (except that the Administrative Agent shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered the Mortgage or the other Loan Documents relating to the released Mortgaged Property (except as contemplated hereby)); provided, further, that upon the release and termination or reassignment of the Administrative Agent's security interest in the Mortgage relating to the released Mortgaged Property all references herein to the Mortgage relating to the released Mortgaged Property shall be deemed deleted, except as otherwise provided herein with respect to indemnities.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               AS TO THE BORROWER

         In order to induce the Administrative Agent and each of the other Banks which may become a party to this Agreement to make the Loans, the Borrower and each of its Consolidated Subsidiaries makes the following representations and warranties as of the date hereof. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

         SECTION 4.1. Organization and Power. The Borrower and each Consolidated Subsidiary of the Borrower (a) is a corporation, limited partnership or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign corporation, limited partnership or a limited liability company and in good standing under the laws of each jurisdiction in which (i) any Real Property Asset is located or (ii) it owns or leases other real property or in which the nature of its business requires it to be so qualified, except for such other jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on the Borrower any Consolidated Subsidiary of the Borrower or any Real Property Asset and (c) has all requisite corporate, partnership or limited liability company power and authority to own and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loans contemplated by the Loan Documents.

         SECTION 4.2. Power and Authority. The Borrower and each Consolidated Subsidiary of the Borrower has the requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the partners or board of directors of the Borrower and each Consolidated Subsidiary of the Borrower, as the case may be, and no other proceedings or authorizations on the part of the Borrower, the Consolidated Subsidiaries of the Borrower or their respective partners or boards of directors, as the case may be, are necessary to consummate such transactions. Each of the Loan Documents to which the Borrower or any Consolidated Subsidiary of the Borrower is a party has been duly executed and delivered by the Borrower or such Consolidated Subsidiary of the Borrower, as applicable, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

         SECTION 4.3. No Violation. The execution, delivery and performance by the Borrower and each Consolidated Subsidiary of the Borrower of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (a) conflict with or violate its articles of incorporation or by-laws, limited partnership agreement, certificate of limited partnership, operating agreement or other organizational documents, as the case may be, or (b) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon the Borrower or such Consolidated Subsidiary, or (c) require termination of any Contractual Obligation or (d) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the Borrower or such Consolidated Subsidiary (other than Liens in favor of the Administrative Agent on behalf of the Banks arising pursuant to the Loan Documents or the Security Documents or Permitted Liens).

         SECTION 4.4. Financial Information. (a) The unaudited consolidated balance sheet of the Borrower as of December 31, 1999, when delivered to the Administrative Agent shall fairly present, in conformity with GAAP, the consolidated financial position of the Borrower as of such date and its consolidated results of operations for such fiscal year.

         (b) Since December 31, 1999, (i) there has been no Material Adverse Effect upon the business, financial position or results of operations of the Borrower or any Consolidated Subsidiary of the Borrower and (ii) except as previously disclosed to the Administrative Agent, the Borrower has not incurred any material Debt.

         SECTION 4.5. Litigation. (a) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any Consolidated Subsidiary of the Borrower or any Real Property Asset of the Borrower or any Consolidated Subsidiary of the Borrower, which if adversely determined would (i) result in a Material Adverse Effect on the Borrower, any Consolidated Subsidiary of the Borrower or any such Real Property Asset, (ii) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder or
(iii) materially and adversely affect the ability of the Borrower to perform its obligations contemplated in the Loan Documents.

         (b) Neither the Borrower nor any Consolidated Subsidiary of the Borrower is (i) in violation of any applicable law, which violation has a Material Adverse Effect on the Borrower, any Consolidated Subsidiary of the Borrower or any of the Real Property Assets or (ii) subject to or in default with respect to any Court Order which has a Material Adverse Effect on the Borrower, any Consolidated Subsidiary of the Borrower or any of the Real Property Assets. There are no material Proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any Consolidated Subsidiary of the Borrower or any of the Real Property Assets, which, if adversely decided, would have a Material Adverse Effect on the Borrower, any Consolidated Subsidiary of the Borrower or any of the Real Property Assets.

         (c) There are no final nonappealable judgments or decrees in an aggregate amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or more entered by a court or courts of competent jurisdiction against the Borrower or any Consolidated Subsidiary of the Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

         SECTION 4.6. Compliance with ERISA. (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         (b) Except for each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) that is maintained, or contributed to, by one or more members of the ERISA Group, no member of the ERISA Group is a "party in interest" (as such term is defined in Section 3(14) of ERISA or a "disqualified person" (as such term is defined in Section 4975(e)(2) of the Code) with respect to any funded employee benefit plan and none of the assets of any such plans have been invested in a manner that would cause the transactions contemplated by the Loan Documents to constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA).

         (c) Neither the Borrower nor any ERISA Affiliate thereof has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit Plan other than the Benefit Plans identified on
Schedule 4.6(c). Neither the Borrower nor any ERISA Affiliate thereof has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to retirees other than benefits required to be provided under Section 4980B of the Internal Revenue Code and Sections 601 through 608 of ERISA (or any successor provisions thereto). Neither the Borrower nor any ERISA Affiliate thereof is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of the Borrower, or such ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the Borrower, and no ERISA Affiliate of the Borrower has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on the Borrower.

         SECTION 4.7. Environmental Compliance. To the best of the Borrower's knowledge, except as set forth in the Phase I environmental report(s) delivered to and accepted by the Administrative Agent with respect to each of the Mortgaged Properties (as supplemented or amended, the "Environmental Reports"),
(i) there are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to the Mortgaged Properties, except for such Environmental Approvals the absence of which would not have a Material Adverse Effect, (ii) the Borrower and each Consolidated Subsidiary of the Borrower is in compliance in all material respects with the terms and conditions of all such Environmental Approvals, and is also in compliance in all material respects with all other Environmental Laws or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

         Except as set forth in the Environmental Reports or otherwise disclosed to the Administrative Agent as of the date that any Real Property Asset becomes a Mortgaged Property, to Borrower's actual knowledge:

                  (i) There are no Environmental Claims or investigations pending or threatened by any Governmental Authority with respect to any alleged failure by the Borrower or any Consolidated Subsidiary of the Borrower to have any Environmental Approval required in connection with the conduct of the business of the Borrower or any Consolidated Subsidiary of the Borrower on any of the Mortgaged Properties, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Contaminant generated by the Borrower or any Consolidated Subsidiary of the Borrower or any lessee on any of the Mortgaged Properties;

                  (ii) No Contaminant has been Released at any of the Mortgaged Properties to an extent that it may reasonably be expected to have a Material Adverse Effect;

                  (iii) No PCB (in amounts or concentrations which exceed those set by applicable Environmental Laws) is present at any of the Mortgaged Properties;

                  (iv) No friable asbestos is present at any of the Mortgaged Properties;

                  (v) There are no underground storage tanks for Contaminants, active or abandoned, at any of the Mortgaged Properties;

                  (vi) No Environmental Claims have been filed with a Governmental Authority with respect to any of the Mortgaged Properties, and none of the Mortgaged Properties is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (vii) There are no Liens arising under or pursuant to any Environmental Laws on any of the Mortgaged Properties, and no government actions have been taken or are in process which could subject any of the Mortgaged Properties to such Liens; and

                  (viii) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Borrower or any Consolidated Subsidiary of the Borrower in relation to any of the Mortgaged Properties which have not been made available to the Administrative Agent.

         SECTION 4.8. Taxes. All tax returns and reports to be filed by the Borrower or any Consolidated Subsidiary of the Borrower have been timely filed, and all Taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by the Borrower or any Consolidated Subsidiary of the Borrower have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on the Borrower or any Consolidated Subsidiary of the Borrower. Neither the Borrower nor any Consolidated Subsidiary of the Borrower has any knowledge of any proposed tax assessment against it that will have a Material Adverse Effect on the Borrower or any Consolidated Subsidiary of the Borrower, which is not being actively contested in good faith by the Borrower or any Consolidated Subsidiary of the Borrower.

         SECTION 4.9. Full Disclosure. The representations and warranties of the Borrower contained in the Loan Documents and all certificates, financial statements and other documents delivered to the Administrative Agent or the Banks in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither the Borrower nor any Consolidated Subsidiary of the Borrower has intentionally withheld any material fact from the Administrative Agent or the Banks in regard to any matter raised in the Loan Documents.

         SECTION 4.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower and each Consolidated Subsidiary of the Borrower is and will be Solvent.

         SECTION 4.11. Use of Proceeds: Margin Regulations. All proceeds of the Loans will be used by the Borrower or any Consolidated Subsidiary of the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower or any Consolidated Subsidiary of the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

         SECTION 4.12. Consents and Authorizations. Each of the Borrower and any Consolidated Subsidiary of the Borrower has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and has or shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow it to lawfully execute, deliver and perform its obligations under the Loan Documents to which it is a party.

         SECTION 4.13. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Consolidated Subsidiary of Borrower is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         SECTION 4.14. Representations and Warranties in Loan Documents. All representations and warranties made by the Borrower as to itself and its Consolidated Subsidiaries in the Loan Documents are true and correct in all material respects.

         SECTION 4.15. Patents, Trademarks, etc. The Borrower and each Consolidated Subsidiary of the Borrower owns, is licensed or otherwise has the lawful right to use, or has all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon such Person. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on any such Person.

         SECTION 4.16. No Default. No Possible Default or Event of Default exists under or with respect to any Loan Document. Neither the Borrower nor any Consolidated Subsidiary of the Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on the Borrower or any Consolidated Subsidiary of the Borrower.

         SECTION 4.17. Licenses, etc. The Borrower and each Consolidated Subsidiary of the Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely (to the extent that the Borrower or any Consolidated Subsidiary of the Borrower can now reasonably foresee) to have a Material Adverse Effect.

         SECTION 4.18. Compliance With Law. The Borrower and each Consolidated Subsidiary of the Borrower is in compliance with all Requirements of Law (including the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky"
laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect.

         SECTION 4.19. No Burdensome Restrictions. Neither the Borrower nor any Consolidated Subsidiary of the Borrower is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely (to the extent that the Borrower or any Consolidated Subsidiary of the Borrower can now reasonably foresee) to have a Material Adverse Effect.

         SECTION 4.20. Brokers' Fees. Neither the Borrower nor any Consolidated Subsidiary of the Borrower has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents (except with respect to the acquisition or disposition of Real Property Assets) or otherwise in connection with this Agreement, and the Borrower has not done any acts, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents (except with respect to the acquisition or disposition of Real Property Assets), other than the fees payable hereunder; provided, however, that Borrower has dealt with Milton Ciplet as a broker.

         SECTION 4.21. Labor Matters. Except as set forth on Schedule 4.21 attached hereto and made a part hereof, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Consolidated Subsidiary of the Borrower, and neither the Borrower nor any Consolidated Subsidiary of the Borrower has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years.

         SECTION 4.22. Organizational Documents. The documents delivered pursuant to Section 3.1 constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each of such documents.

         SECTION 4.23. Principal Offices. The principal office, chief executive office and principal place of business of the Borrower is 44 South Bayles Avenue, Port Washington, NY 11050.

         SECTION 4.24. Borrower's Name. Borrower and/or its Consolidated Subsidiaries have been required to make slight variations to their names as registered in certain jurisdictions. Schedule 4.24, attached hereto and made a part hereof, lists the name(s) under which Borrower and/or its Consolidated Subsidiaries do business and are licensed to do business and the jurisdiction to which each name and license applies.

         SECTION 4.25. Ownership of Real Property Assets. The Borrower and each Consolidated Subsidiary of the Borrower has good and merchantable title to its Real Property Assets, each such Real Property Asset is free and clear of all Liens, except Permitted Liens or any other Liens that are permitted under any Mortgage with respect to a Mortgaged Property subject thereto and such assets otherwise continues to meet the definition of Real Property Asset hereunder.

         SECTION 4.26. Security Interests and Liens. The Mortgages create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral in favor of the Administrative Agent as agent for the ratable benefit of the Banks, and subject to no other Liens (except Permitted Liens and any other Liens as may be permitted under any Mortgage with respect to the Mortgaged Property subject thereto), except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on the Collateral shall be superior to and prior to the rights of all third parties in the Collateral (except Permitted Liens and any other Liens as may be permitted under any Mortgage with respect to the Mortgaged Property subject thereto), and, other than in connection with any future change in the name of the Borrower or any Consolidated Subsidiary of the Borrower or the location of the chief executive office of the Borrower or any Consolidated Subsidiary of the Borrower, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

         SECTION 4.27. Structural Defects and Violation of Law. Except as set forth in any structural and engineering report delivered to and accepted by the Administrative Agent with respect to the Mortgaged Properties (as supplemented or amended, the "Engineering Report"), there are no material structural defects with respect to any of the improvements, none of the improvements is in material violation of any Requirements of Law, and the Borrower's or any Consolidated Subsidiary's anticipated use of the improvements will comply in all material respects with applicable zoning ordinances, regulations, and restrictive covenants affecting the applicable Mortgaged Property.

         SECTION 4.28. Ownership of Other Persons. The Borrower does not own or have any direct interest in any other Person, other than as set forth on
Schedule 4.28 attached hereto and made a part hereof.

         SECTION 4.29. Ownership. Schedule 4.29 sets forth the direct and indirect ownership interests in the Borrower, indicating the actual names of such owners, the actual ownership interests of each such owner in the Borrower and the percentage ownership interests of each such owner in the Borrower in the aggregate.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                 AS TO THE REIT

         In order to induce the Administrative Agent and each of the other Banks which may become a party to this Agreement to make the Loans, the Borrower and the REIT make the following representations and warranties regarding the REIT as of the date hereof. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

         SECTION 5.1. Organization and Power. The REIT and each Consolidated Subsidiary of the REIT (a) is a corporation, limited partnership or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) is duly qualified to do business as a foreign corporation, limited partnership or a limited liability company and in good standing under the laws of each jurisdiction in which it owns or leases other real property or in which the nature of its business requires it to be so qualified, except for such other jurisdictions where failure to so qualify and be in good standing would not have a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT and (c) has all requisite corporate, partnership or limited liability company power and authority to own and operate its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the Loans contemplated by the Loan Documents.

         SECTION 5.2. Power and Authority. The REIT and each Consolidated Subsidiary of the REIT has the requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform each of the Loan Documents to which it is or will be a party. The execution, delivery and performance thereof, and the consummation of the transactions contemplated thereby, have been duly approved by the partners or board of directors of the REIT and its Consolidated Subsidiaries, as the case may be, and no other proceedings or authorizations on the part of the REIT, its Consolidated Subsidiaries or their respective corporate board of directors or partners, as the case may be, are necessary to consummate such transactions. Each of the Loan Documents to which the REIT or any Consolidated Subsidiary of the REIT is a party has been duly executed and delivered by the REIT or such Consolidated Subsidiary of the REIT, as applicable, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally.

         SECTION 5.3. No Violation. The execution, delivery and performance by the REIT and each Consolidated Subsidiary of the REIT of the Loan Documents to which it is or will be a party, and each of the transactions contemplated thereby, do not and will not (a) conflict with or violate the articles of incorporation or by-laws, limited partnership agreement, certificate of limited partnership, operating agreement or other organizational documents, as the case may be, or (b) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law, Contractual Obligation or Court Order of or binding upon the REIT or such Consolidated Subsidiary, or (c) require termination of any Contractual Obligation or (d) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of the REIT or such Consolidated Subsidiary (other than Liens in favor of the Administrative Agent on behalf of the Banks arising pursuant to the Loan Documents or the Security Documents or Permitted Liens).

         SECTION 5.4. Financial Information. (a) The unaudited consolidated balance sheet of the REIT as of December 31, 1999, when delivered to the Administrative Agent shall fairly present, in conformity with GAAP, the consolidated financial position of the REIT as of such date and its consolidated results of operations for such fiscal year.

         (b) Since December 31, 1999, (i) there has been no Material Adverse Effect upon the business, financial position or results of operations of the REIT and (ii) except as previously disclosed to the Administrative Agent, the REIT has not incurred any material Debt.

         SECTION 5.5. Litigation. (a) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending or, to the best of the REIT's knowledge, threatened against the REIT or any Consolidated Subsidiary of the REIT, which if adversely determined would (i) result in a Material Adverse Effect on the REIT, or any Consolidated Subsidiary of the REIT, (ii) materially and adversely affect the ability of any party to any of the Loan Documents to perform its obligations thereunder or (iii) materially and adversely affect the ability of the REIT to perform its obligations contemplated in the Loan Documents.

         (b) Neither the REIT nor any Consolidated Subsidiary of the REIT is (i) in violation of any applicable law, which violation has a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT or (ii) subject to or in default with respect to any Court Order which has a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT. There are no material Proceedings pending or, to the best of the REIT's knowledge, threatened against the REIT or any Consolidated Subsidiary of the REIT, which, if adversely decided, would have a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT.

         (c) There are no final nonappealable judgments or decrees in an aggregate amount of Five Hundred Thousand Dollars ($500,000) or more entered by a court or courts of competent jurisdiction against the REIT or any Consolidated Subsidiary of the REIT (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

         SECTION 5.6. Compliance with ERISA. (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         (b) Except for each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) that is maintained, or contributed to, by one or more members of the ERISA Group, no member of the ERISA Group is a "party in interest" (as such term is defined in Section 3(14) of ERISA or a "disqualified person" (as such term is defined in Section 4975(e)(2) of the Code) with respect to any funded employee benefit plan and none of the assets of any such plans have been invested in a manner that would cause the transactions contemplated by the Loan Documents to constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA).

         (c) Neither the REIT nor any ERISA Affiliate thereof has in the past five (5) years maintained or contributed to or currently maintains or contributes to any Benefit Plan other than the Benefit Plans identified on
Schedule 5.6(c). Neither the REIT nor any ERISA Affiliate thereof has during the past five (5) years maintained or contributed to or currently maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to retirees other than benefits required to be provided under Section 4980B of the Internal Revenue Code and Sections 601 through 608 of ERISA (or any successor provisions thereto). Neither the REIT nor any ERISA Affiliate thereof is now contributing nor has it ever contributed to or been obligated to contribute to any Multiemployer Plan, no employees or former employees of the REIT, or such ERISA Affiliate have been covered by any Multiemployer Plan in respect of their employment by the REIT, and no ERISA Affiliate of the REIT has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect on the REIT.

         SECTION 5.7. Taxes. All tax returns and reports to be filed by the REIT or any Consolidated Subsidiary of the REIT have been timely filed, except as disclosed on Schedule 5.7 attached hereto and made a part hereof, and all Taxes, assessments, fees and other governmental charges shown on such returns or otherwise payable by the REIT or any Consolidated Subsidiary of the REIT have been paid when due and payable (other than real property taxes, which may be paid prior to delinquency so long as no penalty or interest shall attach thereto), except such taxes, if any, as are reserved against in accordance with GAAP and are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT. Neither the REIT nor any Consolidated Subsidiary of the REIT has any knowledge of any proposed tax assessment against it that will have a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT, which is not being actively contested in good faith by the REIT or any Consolidated Subsidiary of the REIT. In each case disclosed on Schedule 5.7, the filing, if made, would have shown no Taxes owed. Any failure to make filings as to Taxes disclosed on Schedule 5.7 will not have, in the aggregate, a Material Adverse Effect on the REIT or any consolidated subsidiary of the REIT.

         SECTION 5.8. Full Disclosure. The representations and warranties of the REIT contained in the Loan Documents and all certificates, financial statements and other documents delivered to the Administrative Agent or the Banks in connection therewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither the REIT nor any Consolidated Subsidiary of the REIT has intentionally withheld any material fact from the Administrative Agent or the Banks in regard to any matter raised in the Loan Documents.

         SECTION 5.9. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the REIT or any Consolidated Subsidiary of the REIT is and will be Solvent.

         SECTION 5.10. Consents and Authorizations. Each of the REIT and any Consolidated Subsidiary of the REIT has obtained all consents and authorizations required pursuant to its Contractual Obligations with any other Person, and has or shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, as may be necessary to allow it to lawfully execute, deliver and perform its obligations under the Loan Documents to which it is a party.

         SECTION 5.11. Investment Company Act; Public Utility Holding Company Act. Neither the REIT nor any Consolidated Subsidiary of the REIT is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         SECTION 5.12. Representations and Warranties in Loan Documents. All representations and warranties made by the REIT as to itself and its Consolidated Subsidiaries in the Loan Documents are true and correct in all material respects.

         SECTION 5.13. Patents, Trademarks, etc. The REIT and each Consolidated Subsidiary of the REIT owns, is licensed or otherwise has the lawful right to use, or has all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of each such Person's business as currently conducted, the absence of which would have a Material Adverse Effect upon such Person. The use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by each such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any such Person which would have a Material Adverse Effect on any such Person.

         SECTION 5.14. No Default. No Possible Default or Event of Default exists under or with respect to any Loan Document. Neither the REIT nor any Consolidated Subsidiary of the REIT is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute a default under such Contractual Obligation in each case, except where the consequences, direct or indirect, of such default or defaults, if any, will not have a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT.

         SECTION 5.15. Licenses, etc. The REIT and each Consolidated Subsidiary of the REIT has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely (to the extent that the REIT or any Consolidated Subsidiary of the REIT can now reasonably foresee) to have a Material Adverse Effect.

         SECTION 5.16. Compliance With Law. The REIT and each Consolidated Subsidiary of the REIT is in compliance with all Requirements of Law (including the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky" laws) applicable to it and its respective businesses, in each case, where the failure to so comply will have a Material Adverse Effect on the REIT or any Consolidated Subsidiary of the REIT.

         SECTION 5.17. No Burdensome Restrictions. Neither the REIT nor any Consolidated Subsidiary of the REIT is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely (to the extent that the REIT or any Consolidated Subsidiary of the REIT can now reasonably foresee) to have a Material Adverse Effect on the REIT.

         SECTION 5.18. Brokers' Fees. Neither the REIT or any Consolidated Subsidiary of the REIT has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents or otherwise in connection with this Agreement, and the REIT has not done any acts, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the REIT of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents (except with respect to the acquisition or disposition of Real Property Assets), other than the fees payable hereunder; provided, however, that REIT has dealt with Milton Ciplet as a broker.

         SECTION 5.19. Labor Matters. Except as set forth on Schedule 5.19 attached hereto and made a part hereof, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the REIT and the REIT has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years.

         SECTION 5.20. Organizational Documents. The documents delivered pursuant to Section 3.1 constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the REIT.

         SECTION 5.21. Principal Offices. The principal office, chief executive office and principal place of business of the REIT is 44 South Bayles Avenue, Port Washington, NY 11050.

         SECTION 5.22. REIT's Name. The REIT and/or its Consolidated Subsidiaries have been requested to make slight variations in their names as registered in certain jurisdictions. Schedule 5.22, attached hereto and made a part hereof, lists the name(s) under which the REIT and its Consolidated Subsidiaries do business and are licensed and the jurisdiction to which each name and license applies.

         SECTION 5.23. REIT Status. For the fiscal year ended December 31, 1999, the REIT qualified, and thereafter, the REIT intends to continue to qualify, as a real estate investment trust under the Internal Revenue Code.

         SECTION 5.24. Ownership of Other Persons. The REIT does not own or have any direct interest in any other Person, other than as set forth on Schedule
5.24 attached hereto and made a part hereof.

         SECTION 5.25. Ownership. Schedule 5.25 sets forth the direct and indirect ownership interests in the REIT, indicating the actual names of such owners, the actual ownership interests of each such owner in the REIT and the percentage ownership interests of each such owner in the REIT in the aggregate, as most recently published by the REIT.

                                   ARTICLE VI

                               REPORTING COVENANTS

         SECTION 6.1. Financial Statements and Other Financial and Operating Information. The Borrower and the REIT shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices and consistent with past practice to permit preparation of quarterly and annual financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared on a consolidated basis for the Borrower from such system and records. The Borrower shall deliver or cause to be delivered to the Administrative Agent and each Bank:

         (a) Quarterly Financial Statements of Borrower Certified by CFO. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets as at the end of such Fiscal Quarter and the related statements of operations and statements of cash flow for the Borrower (collectively, the "Borrower Financial Statements") for such Fiscal Quarter and for the year to the end of that quarterly period, prepared on an unaudited comparative basis with the comparable period during the prior year and in accordance with GAAP, all in reasonable detail and unaudited but certified by the Borrower's chief financial officer or chief accounting officer.

         (b) Quarterly Financial Statements of REIT Certified by CFO. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets as at the end of such Fiscal Quarter and the related statements of operations and statements of cash flow for the REIT (collectively, the "REIT Financial Statements") for such Fiscal Quarter and for the year to the end of that quarterly period, prepared on an unaudited comparative basis with the comparable period during the prior year and in accordance with GAAP, all in reasonable detail and unaudited but certified by the REIT's chief financial officer or chief accounting officer.

         (c) Annual Financial Statements of Borrower. Within ninety (90) days after the close of each Fiscal Year, annual Borrower Financial Statements, on a consolidated and consolidating basis, audited and certified without qualification by the Accountants and accompanied by a statement that, in the course of their audit (conducted in accordance with generally accepted auditing standards), the Accountants obtained no knowledge that an Event of Default or Possible Default occurred during the period covered thereby. Without limiting the foregoing, to the extent the Administrative Agent or any Bank desires additional details or supporting information with respect to individual Real Property Assets, the Borrower shall provide the Administrative Agent and each Bank with such details or supporting information as the Administrative Agent or any Bank requests which is reasonably available to the Borrower. Without limiting the foregoing, at the Administrative Agent's request, within ninety
(90) days after the end of each Fiscal Year, the Borrower shall provide to the Administrative Agent operating statements and a Lease Status Schedule, with footnotes indicating which leases are in default in rent payments by more than sixty (60) days (other than technical, nonmaterial disputes concerning percentage rentals and reimbursable expenses due) or under any other material provisions in respect to which the landlord has issued a notice of default.

         (d) Annual Financial Statements of REIT. Within ninety (90) days after the close of each Fiscal Year, annual REIT Financial Statements, on a consolidated and consolidating basis (in the form provided to the Commission on the REIT's Form 10K, if such form is required to be filed), audited and certified without qualification by the Accountants and accompanied by a statement that, in the course of their audit (conducted in accordance with generally accepted auditing standards), the Accountants obtained no knowledge that an Event of Default or Possible Default occurred during the period covered thereby.

         (e) Officer's Certificate. (i) Together with each delivery of any Financial Statement pursuant to any of subsections (a), (b), (c) and (d) above, an Officer's Certificate stating that the executive officer who is the signatory thereto (which officer shall be the chief executive officer, the chief operating officer, the chief financial officer or the chief accounting officer), or such other officer as shall be acceptable to the Administrative Agent in its sole discretion has reviewed, or caused under his supervision to be reviewed, the terms of this Agreement and the other principal Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of the Borrower or the REIT, as the case may be, during the accounting period covered by such Financial Statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officer's Certificate, of any condition or event which constitutes an Event of Default or Possible Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto; (ii) together with each delivery in subsections (a), (b), (c) and (d) above, a Compliance Certificate demonstrating in reasonable detail (which detail shall include actual calculation and supporting information satisfactory to the Administrative Agent) compliance during and at the end of such accounting periods with the covenants contained in Sections 9.1 through 9.7; (iii) together with each delivery in subsections (a), (b), (c) and (d) above, an Availability Certificate demonstrating Availability; (iv) together with each delivery in subsections (b) and (d) above, a letter from the Accountants certifying that they have reviewed all Compliance Certificates delivered to the Administrative Agent in connection therewith, and that the computations set forth in such Compliance Certificates were accurate and demonstrated compliance with all such financial covenants covered thereby; (v) together with each delivery in subsections (a) and (c) above, a Lease Status Schedule, and (vi) if requested by the Administrative Agent, together with each delivery in subsection (a) above, a schedule of all Debt of the Borrower, the REIT and their respective Consolidated Subsidiaries, including the amount of such Debt owing to each lender, the identity of the lender, the maturity of such Debt, the interest rate applicable to such Debt and whether or not such Debt is secured.

         (f) Annual Budget. Not later than fifteen (15) days after the beginning of each Fiscal Year, the annual budget of the Borrower, on a consolidated basis, detailing expected sources and uses of cash for the next Fiscal Year. The Borrower shall also provide such additional supporting detail as the Administrative Agent may reasonably request.

         (g) Mortgaged Property Statements. As soon as practicable, and in any event within forty-five (45) days after the end of each Fiscal Quarter, quarterly operating statements, in a form approved by the Administrative Agent, which operating statements shall include actual quarterly and year-to-date net operating income and net cash flow results, rent rolls in the form customarily generated by the Borrower or a Consolidated Subsidiary of the Borrower, as applicable, for each Mortgaged Property dated as of the last day of such Fiscal Quarter (the "Quarterly Operating Reports"), in form and substance satisfactory to the Administrative Agent, certified by the Borrower's chief financial officer or chief accounting officer. In addition, as soon as practicable, and in any event within forty-five (45) days after the end of the fourth Fiscal Quarter of each Fiscal Year, a year-end operating statement, in a form approved by the Administrative Agent, which operating statement shall include net operating income and net cash flow results for each Mortgaged Property for such year end dated as of the last day of such Fiscal Quarter (collectively, with the Quarterly Operating Reports, the "Mortgaged Property Statements").

         (h) Budgets For Mortgaged Property. Not later than fifteen (15) days after the beginning of each Fiscal Year, annual operating budgets for each Mortgaged Property for the immediately following Fiscal Year, prepared on an annual basis, in a form approved by the Administrative Agent, together with all supporting details reasonably requested by the Administrative Agent, and certified by the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Borrower as being based upon the Borrower's reasonable good faith estimates, upon information and assumptions at the time. Neither such annual operating budgets, nor the annual budget required by Section 6.1(d), nor any other information furnished pursuant to Section 6.1(r), shall constitute a representation or warranty of future results or performance.

         (i) Knowledge of Event of Default. Promptly upon the Borrower or the REIT or any of their respective Consolidated Subsidiaries obtaining knowledge
(i) of any condition or event which constitutes an Event of Default or Possible Default, or becoming aware that the Administrative Agent or any Bank has given notice or taken any other action with respect to a claimed Event of Default or Possible Default or (ii) of any condition or event which has a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by the Administrative Agent or such Bank and the nature of such claimed Event of Default, Possible Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto.

         (j) Litigation, Arbitration or Government Investigation. Promptly upon the Borrower or the REIT or any of their respective Consolidated Subsidiaries obtaining knowledge of (i) the institution of, or threat of, any material action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower, the REIT, any of their respective Consolidated Subsidiaries or any of the Real Property Assets not previously disclosed in writing by the Borrower to the Administrative Agent pursuant to this Section 6.1(h), including any eminent domain or other condemnation proceedings affecting the Borrower's or any of Borrower's Consolidated Subsidiary's Real Property Assets or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed, which, in either case, has a Material Adverse Effect, a notice thereof to the Administrative Agent and such other information as may be reasonably available to it to enable the Administrative Agent, the Banks and their counsel to evaluate such matters.

         (k) ERISA Termination Event. As soon as possible, and in any event within thirty (30) days after the Borrower or any ERISA Affiliate knows that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take, with respect thereto, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

         (l) Prohibited ERISA Transaction. As soon as possible, and in any event within thirty (30) days, after the Borrower or any ERISA Affiliate knows that a prohibited transaction (defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction.

         (m) Benefit Plan Annual Report. Within thirty (30) days after the filing thereof with the DOL, the IRS or the PBGC, copies of each annual report, including Schedule B thereto, filed with respect to each Benefit Plan of the Borrower or any ERISA Affiliate.

         (n) Benefit Plan Funding Waiver Request. Within thirty (30) days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan of the Borrower or any ERISA Affiliate and all communications received by the Borrower or any ERISA Affiliate with respect to such request.

         (o) Establishment of Benefit Plan and Increase in Contributions to the Benefit Plan. Not less than ten (10) days prior to the effective date thereof, a notice to the Administrative Agent of the establishment of a Benefit Plan (or the incurrence of any obligation to contribute to a Multiemployer Plan) by the Borrower or any ERISA Affiliate. Within thirty (30) days after the first to occur of an amendment of any then existing Benefit Plan of the Borrower or any ERISA Affiliate which will result in an increase in the benefits under such Benefit Plan or a notification of any such increase, or the establishment of any new Benefit Plan by the Borrower or any ERISA Affiliate or the commencement of contributions to any Benefit Plan to which the Borrower or any ERISA Affiliate was not previously contributing, a copy of said amendment, notification or Benefit Plan.

         (p) Qualification of ERISA Plan. Promptly upon, and in any event within thirty (30) days after, receipt by the Borrower or any ERISA Affiliate of an unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, a copy of said determination letter, if such disqualification would have a Material Adverse Effect on the Borrower.

         (q) Multiemployer Plan Withdrawal Liability. Promptly upon, and in any event within thirty (30) days after receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, a copy of said notice.

         (r) Failure to Make Section 412 Payment. Promptly upon, and in any event within thirty (30) days after the Borrower or any ERISA Affiliate fails to make a required installment under subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure, if such failure could result in either the imposition of a Lien under said Section 412 or otherwise have or could reasonably be anticipated to have a Material Adverse Effect on the Borrower.

         (s) Failure of REIT to Qualify as Real Estate Investment Trust. Promptly upon, and in any event within forty-eight (48) hours after the Borrower or the REIT first has actual knowledge of (i) the REIT failing to continue to qualify as a real estate investment trust as defined in Section 856 of the Internal Revenue Code (or any successor provision thereof), (ii) any act by the REIT causing its election to be taxed as a real estate investment trust to be terminated, (iii) any act causing the REIT to be subject to the taxes imposed by
Section 857(b)(6) of the Internal Revenue Code (or any successor provision thereto), or (iv) the REIT failing to be entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code, a notice of any such occurrence or circumstance.

         (t) Other Information. Such other information, reports, contracts, schedules, lists, documents, agreements and instruments in the possession of the Borrower or the REIT with respect to (i) any material change in the Borrower's or the REIT's investment, finance or operating policies, or (ii) the Borrower's or the REIT's business, condition (financial or otherwise), operations, performance, properties or prospects as the Administrative Agent or any Bank may from time to time reasonably request, including annual information with respect to cash flow projections, budgets, operating statements (current year and immediately preceding year), rent rolls, lease expiration reports, Lease Status Schedules, note payable summaries, bullet note summaries, equity funding requirements, contingent liability summaries, line of credit summaries, line of credit collateral summaries, wrap note or note receivable summaries, schedules of outstanding letters of credit, summaries of cash and Cash Equivalents, projections of leasing fees and overhead budgets.

         (u) Press Releases; SEC Filings and Financial Statements. Telephonic or telecopy notice to the Administrative Agent concurrent with or prior to issuance of any material press release concerning the Borrower or the REIT and, as soon as practicable after filing with the Commission, all reports and notices, proxy statements, registration statements and prospectuses of the Borrower or the REIT. All materials sent or made available generally by the Borrower or the REIT to the holders of its publicly-held securities or to a trustee under any indenture or filed with the Commission, including all periodic reports required to be filed with the Commission, will be delivered to the Administrative Agent as soon as available.

         (v) Accountant Reports. Copies of all material reports prepared by the Accountants and submitted to the Borrower or the REIT in connection with each annual, interim or special audit or review of the financial statements or practices of the Borrower or the REIT, including the comment letter submitted by the Accountants in connection with their annual audit.

         (w) Insurance Losses. Promptly and in any event within seven (7) days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any material loss of the Borrower with respect to any of the Mortgaged Properties, copies of such notices and correspondence.

         SECTION 6.2. Environmental Notices. The Borrower shall notify the Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after the Borrower's learning thereof, of any: (a) written notice or claim to the effect that the Borrower or any Consolidated Subsidiary is or may be liable to any Person as a result of any material Release or threatened Release of any Contaminant into the environment; (b) written notice that the Borrower or any Consolidated Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment; (c) written notice that any Real Property Asset is subject to an Environmental Lien; (d) written notice of violation to the Borrower or any Consolidated Subsidiary or awareness of a condition which might reasonably result in a notice of violation of any Environmental Laws by the Borrower or such Consolidated Subsidiary; (e) commencement or written threat of any judicial or administrative proceeding alleging a violation of any Environmental Laws by the Borrower or any Consolidated Subsidiary; (f) written notice from a Governmental Authority of any changes to any existing Environmental Laws that will have a Material Adverse Effect on the operations of the Borrower or (g) any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by the Borrower that, to the best of the Borrower's knowledge, could subject the Borrower or any Consolidated Subsidiary to environmental, health or safety Liabilities and Costs that will have a Material Adverse Effect on the Borrower.

         SECTION 6.3. Confidentiality. Confidential information obtained by the Administrative Agent or any Bank pursuant to this Agreement or in connection with the Commitment shall not be disseminated by the Administrative Agent or such Bank and shall not be disclosed to third parties except to regulators, taxing authorities and other governmental agencies having jurisdiction over the Administrative Agent or such Bank or otherwise in response to Requirements of Law, to its auditors and legal counsel and in connection with regulatory, administrative and judicial proceedings as necessary or relevant including enforcement proceedings relating to the Loan Documents, and to any prospective assignee of or participant in any Bank's interest under this Agreement or any prospective purchaser of the assets or a controlling interest in any Bank, provided that such prospective assignee, participant or purchaser first agrees to be bound by the provisions of this Section 6.3. In connection with disclosures of confidential information to any non-governmental third-party, the Administrative Agent and each Bank shall, to the extent feasible and permitted, give prior notice of such request to the Borrower; however, neither the Administrative Agent nor any Bank shall incur any liability to the Borrower for failure to do so. For purposes hereof, "confidential information" shall mean all nonpublic information obtained by the Administrative Agent or the Banks, unless and until such information becomes publicly known, other than as a result of unauthorized disclosure by the Administrative Agent or any Bank of such information.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         The Borrower and the REIT, as applicable, covenant and agree that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

         SECTION 7.1.  With Respect to the Borrower:

         (a) Existence. The Borrower shall and shall cause each of its Consolidated Subsidiaries to maintain at all times its existence as a corporation, general partnership, limited partnership, corporation, limited liability company or other entity, as applicable, and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on the Borrower or such Consolidated Subsidiary, as applicable.

         (b) Qualification, Name. The Borrower shall and shall cause each of its Consolidated Subsidiaries to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on the Borrower or such Consolidated Subsidiary, as applicable. Schedule 4.24, attached hereto and made a part hereof, lists the name(s) under which Borrower and/or its Consolidated Subsidiaries do business and are licensed to do business and the jurisdiction to which each name and license applies. The Borrower will and will cause each of its Consolidated Subsidiaries to transact business solely in its own name, as licensed in the applicable jurisdictions. Borrower shall notify the Administrative Agent not less than thirty (30) days in advance of any change in the name of Borrower or any Consolidated Subsidiary applicable in any jurisdiction.

         (c) Compliance with Laws, Etc. The Borrower shall and shall cause each of its Consolidated Subsidiaries to (i) comply with all Requirements of Law, and all restrictive covenants affecting such Person or the properties, performance, assets or operations of such Person, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on such Person.

         (d) Payment of Taxes and Claims. The Borrower shall and shall cause each of its Consolidated Subsidiaries to pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on such Person, and (ii) all claims (including claims for labor, services, materials and supplies) for sums, material in the aggregate to such Person, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of such Person's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, the Borrower may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that the Borrower shall provide such security as may be required by the Administrative Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of the Borrower's or any Consolidated Subsidiary's Real Property Assets (or any portion thereof or interest therein); provided, that the provisions of this Section 7.1(d) shall not be construed to permit the Borrower to contest the payment of any Obligations or any other sums payable by the Borrower to the Administrative Agent or the Banks hereunder or under any other Loan Document. Notwithstanding any of the foregoing, the Borrower shall indemnify, defend and save the Administrative Agent and the Banks harmless from and against any liability, cost or expense of any kind that may be imposed on the Administrative Agent or the Banks in connection with any such contest and any loss resulting therefrom.

         (e) Maintenance of Properties; Insurance. The Borrower shall and shall cause each of its Consolidated Subsidiaries to maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its Real Property Assets and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower shall and shall cause each of its Consolidated Subsidiaries to maintain commercially reasonable and appropriate amounts of fire and extended coverage and liability insurance.

         (f) Inspection of Property; Books and Records; Discussions. The Borrower shall permit, and shall cause each of its Consolidated Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or any Bank to visit and inspect any of its properties, including, in the case of the Borrower or any Consolidated Subsidiary of the Borrower, all Mortgaged Properties, to inspect financial and accounting records and leases, and all other books and records of the Borrower and each Consolidated Subsidiary, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as the Administrative Agent or any Bank may reasonably request, upon not less than two (2) business days' notice. In connection therewith, the Borrower shall pay all expenses of the types described in Section 13.3. The Borrower will and will cause each of its Consolidated Subsidiaries to keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities.

         (g) Maintenance of Permits, Etc. The Borrower will and will cause each of its Consolidated Subsidiaries to maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect on such Person; and notify the Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

         (h) Conduct of Business. Without limiting the restrictions set forth in
Section 9.6, and except for investments in cash and Cash Equivalents, the Borrower shall engage only in the business of acquiring, developing, owning and operating retail, office and industrial properties within the continental United States and any business activities and investments of the Borrower shall be incidental thereto.

         (i) Use of Proceeds. Subject to the provisions of Section 2.2, the Borrower shall use the proceeds of the Loans for general corporate purposes, including acquisition of real property assets that satisfy the requirements of Sections 3.3(a)(i) through (iv), working capital and leasing costs for Mortgaged Properties and otherwise legal and proper uses (and to the extent necessary, duly authorized by Borrower's partners) and such uses shall be consistent with all applicable Requirements of Law and this Agreement; provided, however, that no Loan proceeds may be used for construction financing.

         (j) Further Assurances. The Borrower shall, and shall cause its Consolidated Subsidiaries to, execute and deliver within thirty (30) days after request therefor by the Administrative Agent or the Banks, all further instruments and documents and take all further action that the Administrative Agent or Banks may reasonably request, in order (i) to correct any defect, error or omission in this Agreement, the Notes and the other Loan Documents, (ii) to carry out any syndication of the Loans hereunder, (iii) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Administrative Agent and the Banks, the rights and remedies granted now or hereafter intended to be granted to the Administrative Agent or the Banks under the Loan Documents or under any other instrument or document executed in connection therewith.

         (l) Payment of Obligations. The Borrower will pay and discharge, and cause each of its Consolidated Subsidiaries to pay and discharge, at or before maturity, all its material obligations and liabilities, including any obligation pursuant to any agreement by which it or any of its Real Property Assets is bound and any Tax liabilities, in any case, where failure to do so will likely result in a Material Adverse Effect on the Borrower, except (i) such Taxes may be contested in good faith by appropriate proceedings and so long as the Borrower will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same; or (ii) such obligation or liability as may be contested in good faith by appropriate proceedings.

         (m) REIT's Continued Status as a Real Estate Investment Trust; Prohibited Transactions. The Borrower shall use best efforts to insure that the REIT (i) will not revoke its election to be a real estate investment trust, (ii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto) and (iii) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

         (n) Year 2000 Compliance Efforts. The Borrower and each of its Consolidated Subsidiaries has taken and will continue to take, all reasonable actions to assure that its computer based systems are able to effectively process data, including dates on and after January 1, 2000, and to avoid serious disruption to its business or operations and the Borrower and each of its Consolidated Subsidiaries will notify the Administrative Agent of any material risk of its inability to so process data and avoid serious disruption which could have a Material Adverse Effect.

         SECTION 7.2.  With Respect to the REIT:

         (a) Existence. The REIT shall and shall cause each of its Consolidated Subsidiaries to maintain at all times maintain its existence as a corporation, general partnership, limited partnership, corporation, limited liability company or other entity, as applicable, and preserve and keep in full force and effect its rights and franchises unless the failure to maintain such rights and franchises does not have a Material Adverse Effect on the REIT or such Consolidated Subsidiary, as applicable.

         (b) Qualification, Name. The REIT shall and shall cause each of its Consolidated Subsidiaries to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have a Material Adverse Effect on the REIT or such Consolidated Subsidiary, as applicable. The REIT will and will cause each of its Consolidated Subsidiaries to transact business solely in its own name, as licensed in the applicable jurisdiction. The REIT shall notify the Administrative Agent not less than thirty (30) days in advance of any change in the name of the REIT or any of its Consolidated Subsidiaries applicable in any jurisdiction.

         (c) Compliance with Laws, Etc. The REIT shall and shall cause each of its Consolidated Subsidiaries to (i) comply with all Requirements of Law, and all restrictive covenants affecting such Person or the properties, performance, assets or operations of such Person, and (ii) obtain as needed all Permits necessary for its operations and maintain such in good standing, except in each of the foregoing cases where the failure to do so will not have a Material Adverse Effect on such Person.

         (d) Payment of Taxes and Claims. The REIT shall and shall cause each of its Consolidated Subsidiaries to pay (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, the failure to make payment of which will have a Material Adverse Effect on such Person, and (ii) all claims (including claims for labor, services, materials and supplies) for sums, material in the aggregate to such Person, which have become due and payable and which by law have or may become a Lien other than a judgment lien upon any of such Person's properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto. Notwithstanding the foregoing, the REIT may contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any taxes, assessments, other governmental charges or claims described above, provided that the REIT shall provide such security as may be required by the Administrative Agent to insure ultimate payment of the same and to prevent any sale or forfeiture of the REIT's or any Consolidated Subsidiary's real property assets (or any portion thereof or interest therein); provided, that the provisions of this Section 7.2(d) shall not be construed to permit the REIT to contest the payment of any Obligations or any other sums payable by the REIT to the Administrative Agent or the Banks hereunder or under any other Loan Document. Notwithstanding any of the foregoing, the REIT shall indemnify, defend and save the Administrative Agent and the Banks harmless from and against any liability, cost or expense of any kind that may be imposed on the Administrative Agent or the Banks in connection with any such contest and any loss resulting therefrom.

         (e) Maintenance of Properties; Insurance. The REIT shall and shall cause each of its Consolidated Subsidiaries to maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its real property assets and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The REIT shall and shall cause each of its Consolidated Subsidiaries to maintain commercially reasonable and appropriate amounts of fire and extended coverage and liability insurance.

         (f) Inspection of Property; Books and Records; Discussions. The REIT shall permit, and shall cause each of its Consolidated Subsidiaries to permit, any authorized representative(s) designated by the Administrative Agent or any Bank to visit and inspect any of its properties, to inspect financial and accounting records and leases, and all other books and records of the REIT and each Consolidated Subsidiary, and to make copies and take extracts therefrom, all at such times during normal business hours and as often as the Administrative Agent or any Bank may reasonably request, upon not less than two
(2) business days' notice. In connection therewith, the REIT shall pay all expenses of the types described in Section 13.3. The REIT will and will cause each of its Consolidated Subsidiaries to keep proper books of record and account in which entries, in conformity with GAAP and as otherwise required by this Agreement and applicable Requirements of Law, shall be made of all dealings and transactions in relation to its businesses and activities.

         (g) Maintenance of Permits, Etc. The REIT will and will cause each of its Consolidated Subsidiaries to maintain in full force and effect all Permits, franchises, patents, trademarks, trade names, copyrights, authorizations or other rights necessary for the operation of its business, except where the failure to obtain any of the foregoing would not have a Material Adverse Effect; and notify the Administrative Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any material Permit, patent, trademark, trade name, copyright, governmental approval, franchise authorization or right.

         (h) Further Assurances. The REIT shall, and shall cause its Consolidated Subsidiaries to, execute and deliver within thirty (30) days after request therefor by the Administrative Agent or the Banks, all further instruments and documents and take all further action that the Administrative Agent or Banks may reasonably request, in order (i) to correct any defect, error or omission in this Agreement, the Notes and the other Loan Documents, (ii) to carry out any syndication of the Loans hereunder, (iii) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Administrative Agent and the Banks, the rights and remedies granted now or hereafter intended to be granted to the Administrative Agent or the Banks under the Loan Documents or under any other instrument or document executed in connection therewith.

         (i) Payment of Obligations. The REIT will pay and discharge, and cause each of its Consolidated Subsidiaries to pay and discharge, at or before maturity, all its material obligations and liabilities, including any obligation pursuant to any agreement by which it or any its Real Property Assets is bound and any Tax liabilities, in any case, where failure to do so will likely result in a Material Adverse effect on the REIT, except (i) such Taxes may be contested in good faith by appropriate proceedings and so long as the REIT will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same; or (ii) such obligation or liability as may be contested in good faith by appropriate proceedings.

         (j) REIT's Continued Status as a Real Estate Investment Trust; Prohibited Transactions. The REIT (i) will not revoke its election to be a real estate investment trust, (ii) will not engage in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Internal Revenue Code (or any successor provision thereto) and (iii) will continue to be entitled to a dividend paid deduction meeting the requirements of Section 857 of the Internal Revenue Code.

         (k) Year 2000 Compliance Efforts. The REIT and each of its Consolidated Subsidiaries has taken and will continue to take, all reasonable actions to assure that its computer based systems are able to effectively process data, including dates on and after January 1, 2000, and to avoid serious disruption to its business or operations and the REIT and each of its Consolidated Subsidiaries will notify the Administrative Agent of any material risk of its inability to so process data and avoid serious disruption which could have a Material Adverse Effect.

                                                    ARTICLE VIII

                                                 NEGATIVE COVENANTS

         The Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

         SECTION 8.1. With Respect to the Borrower and its Consolidated Subsidiaries. Neither the Borrower nor any Consolidated Subsidiary of the Borrower shall:

         (a) Liens. Directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Real Property Asset, except for Permitted Liens.

         (b) Debt. Directly or indirectly create, incur, assume or permit to exist any Debt other than Permitted Debt.

         (c) Transfers of Assets. Sell, grant, convey, transfer, pledge or assign, directly or indirectly, individually or in one or more related transactions, all or any interest in one or more assets to the extent the value of such interest exceeds in any single calendar year, in the aggregate, five percent (5%) of Total Asset Value as reported on the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.1(c), without the prior written consent of the Banks; provided, however, that the Banks hereby consent to the sale of the Jacksonville and Corporate Center East properties, subject to the satisfaction of the following requirements:

                  (i) the Borrower notifies the Banks of any such sale not less than thirty (30) days in advance;

                  (ii) both immediately before and after such sale there shall exist no Possible Default or Event of Default; and

                  (iii) not later than the closing date of such sale the Borrower delivers to the Banks a certificate, signed by an executive officer of the Borrower, confirming the satisfaction of condition (ii) above.

         (d)      Restrictions on Fundamental Changes.

                  (i) As to the Borrower only, enter into any merger, reorganization or consolidation, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) without the unanimous prior written consent of the Banks, in each case;

                  (ii) Change its Fiscal Year;

                  (iii) Engage in any line of business other than as expressly permitted under Section 7.1(h), without the prior written consent of the Required Banks; or

                  (iv) Create any Subsidiary, whether a Consolidated Subsidiary or not, or otherwise conduct its business other than directly, without the unanimous prior written consent of the Banks, in each case; provided, however, that, upon not less than thirty (30) days prior notice to the Banks, Borrower may create and maintain a wholly owned Consolidated Subsidiary so long as such subsidiary is a single-purpose entity formed for the sole purpose of owning a particular, single Real Estate Asset.

         (e) ERISA. Do, or permit any ERISA Affiliate of the Borrower to, do any of the following to the extent that such act or failure to act would result in the aggregate, after taking into account any other such acts or failure to act, in a Material Adverse Effect on the Borrower:

                  (i) Engage, or knowingly permit an ERISA Affiliate of the Borrower to engage, in any prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Internal Revenue Code which is not exempt under Section 407 or 408 of ERISA or Section 4975(d) of the Internal Revenue Code for which a class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (ii) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue
         Code), whether or not waived;

                  (iii) Fail, or permit an ERISA Affiliate of the Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Plan if such failure could result in the imposition of a Lien or otherwise would have a Material Adverse Effect on the Borrower;

                  (iv) Terminate, or permit an ERISA Affiliate of the Borrower to terminate, any Benefit Plan which would result in any liability of the Borrower or any ERISA Affiliate of any of them under Title IV of ERISA; or

                  (v) Fail, or permit any ERISA Affiliate of the Borrower to fail, to pay any required installment under section (m) of Section 412 of the Internal Revenue Code or any other payment required under
         Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment if such failure could result in the imposition of a Lien on any assets of, or otherwise would have a Material Adverse Effect on, the Borrower.

         (f) Restrictions on Modifications to Documents. Amend, restate or otherwise modify, or consent or agree to amend, restate or otherwise modify, in any way to the detriment of the Administrative Agent or the Banks, the organizational documents of the Borrower or any of its Consolidated Subsidiaries, without the prior written consent of the Banks.

         (g) Restrictions on Modifications to Homburg Subscription Agreement and Pennsylvania Acquisition Properties Purchase Agreements. Amend, restate or otherwise modify or waive any requirement under, or consent or agree to amend, restate or otherwise modify or waive any requirement under, the Homburg Subscription Agreement or any of the Pennsylvania Acquisition Property Purchase Agreements.

         SECTION 8.2. Margin Regulations. No portion of the proceeds of any Loans shall be used in any manner which might cause the extension of credit or the application of such proceeds to violate Regulations T, U or X or any other regulation of the Federal Reserve Board or to violate the Securities Exchange Act or the Securities Act, in each case as in effect on the applicable date of funding set forth in any Notice of Borrowing.

         SECTION 8.3. Management; Change in Control. (a) Leo S. Ullman and Brenda J. Walker shall remain the President and Vice President of the Borrower, respectively, at all times up to the Maturity Date, provided that, if due to death or incapacity or removal from senior management, either of such Senior Officers are unable to act in such capacity, then the Borrower shall, at the election and upon the demand of the Required Banks, pay in full all Obligations under the Loan Documents not later than one hundred twenty (120) days thereafter whereupon this Agreement and the Commitments hereunder shall be terminated. No further Borrowings shall be permitted from the time any Senior Officer becomes unable to hold, or cease holding such offices of the Borrower. The Senior Officers shall at all times maintain, in the aggregate, a fifty percent (50%) ownership interest in the Advisor and maintain, in the aggregate, a fifty percent (50%) ownership interest in the Manager.

         (b) No Change in Control shall occur.

         (c) The Advisor shall at all times manage the Borrower and the REIT.

         (d) The Manager shall at all times manage the Real Property Assets.

         SECTION 8.4. Organization of REIT; NASDAQ or NYSE Listing. The REIT shall at no time cease to be a qualified real estate investment trust in accordance with Section 7.2(j). The REIT shall at all times maintain listing of its shares on the NASDAQ or the NYSE.

         SECTION 8.5. Organization of Borrower. The Borrower shall remain a Delaware limited partnership with the REIT as its sole general partner. At no time shall the Borrower be taxed as an association under the Internal Revenue Code.

         SECTION 8.6. Material Acquisitions. The Borrower will not purchase, lease or otherwise acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a division of any Person) or one hundred percent (100%) of the capital stock, partnership interest or other similar ownership interest of any Person, to the extent the purchase or acquisition price of such assets or capital stock or other ownership interest of such Person exceeds twenty-five percent (25%) of Total Asset Value.

         SECTION 8.7. Restriction on Major Lease Modifications. The Borrower shall not, and shall not permit any Consolidated Subsidiary to, amend, modify or waive the provisions of any Major Lease in any material respect, nor shall the Borrower or any Consolidated Subsidiary terminate, reduce the rents under or shorten the term of any Major Lease, nor shall the Borrower or any Consolidated Subsidiary agree to do any of the foregoing, without in each case the Administrative Agent's prior written consent, in its sole discretion.

         SECTION 8.8. Prohibitions of Cross-Default and Cross-Collateralization. Without limiting the provisions of this Agreement restricting the Debt of Borrower and its Consolidated Subsidiaries to Permitted Debt, the Borrower shall not, and shall not permit any Consolidated Subsidiary to (a) agree with any lender providing Debt other than the Loans ("Third-Party Loans") to Borrower or a Consolidated Subsidiary of Borrower that an Event of Default or a Possible Default under the Loan Documents will, either immediately or after notice and the lapse of any applicable cure period, constitute a Default under any Third-Party Loan; (b) agree with any lender or lenders providing one (1) or more Third-Party Loans to Borrower or a Consolidated Subsidiary that a default under one (1) or more Third-Party Loans will, either immediately or after notice and the lapse of any applicable cure period, constitute a default under one (1) or more other Third-Party Loans; or (c) provide or agree to provide as collateral for any Third-Party Loan assets of such Borrower or Consolidated Subsidiary of Borrower that serves as collateral for any other Third-Party Loan, unless the Banks shall have consented in advance to such cross-collateralization (Third-Party Loans approved for cross-collateralization are referred to herein as "Approved Cross-Collateralized Third-Party Loans"); provided, however, that the aggregate amount of all such Approved Cross-Collateralized Third-Party Loans shall not exceed an amount that is forty percent (40%) of Consolidated Total Liabilities (excluding the Obligations), as of any date of determination.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

         The Borrower covenants and agrees that, on and after the date hereof, until payment in full of all of the Obligations, the expiration of the Commitments and termination of this Agreement:

         SECTION 9.1. Leverage Ratio. The Leverage Ratio, measured as the last day of each Fiscal Quarter, shall not exceed sixty-five one hundredths (0.65): one and zero one hundredths (1.0).

         SECTION 9.2. Debt Service Coverage Ratio. The Debt Service Coverage Ratio, measured as of the last day of each Fiscal Quarter, shall equal or exceed one and five one hundredths (1.5): one and zero one hundredths (1.0).

         SECTION 9.3. Mortgaged Property Aggregate Occupancy Rate. The Mortgaged Property Aggregate Occupancy Rate, measured as of the last day of each Fiscal Quarter, shall not be less than eighty-five percent (85%); provided, that Broadbent shall not be included in the determination of Mortgaged Property Aggregate Occupancy Rate during the first three (3) calendar months occurring after the Closing Date.

         SECTION 9.4. Minimum Tangible Net Worth. The Borrower will maintain a minimum Tangible Net Worth, measured as of the last day of each Fiscal Quarter, in an amount equal to the sum of (a) Ten Million Dollars ($10,000,000) plus (b) eighty-five percent (85%) of Net Offering Proceeds, if any, following the Closing Date.

         SECTION 9.5. Distributions. The Borrower will not, as determined on a rolling four (4) Fiscal Quarters basis, pay any dividends or other distributions in excess of the greater of (a) seventy-five percent (75%) of Funds Available for Distribution for such four (4) Fiscal Quarters, and (ii) an amount which it reasonably believes is necessary for it to (i) maintain its qualifications as a real estate investment trust for federal and state income tax purposes, and (ii) avoid the payment of federal or state income or excise tax; provided, however that, during the occurrence and continuation of an Event of Default under
Article X, the Borrower shall pay only those dividends or distributions to its shareholders that it reasonably believes are necessary to maintain its status as a real estate investment trust for federal and state income tax purposes. Notwithstanding the foregoing, prior to the addition of the Pennsylvania Acquisition Properties, Borrower may maintain a distribution rate of forty cents ($0.40) per share.

         SECTION 9.6. Restrictions on Investments. (a) Borrower may make investments in Land; provided, that (i) the aggregate amount of such investments does not exceed five percent (5%) of Total Asset Value and (ii) any such Land is limited to peripheral land and outlots contiguous to Real Property Assets.

         (b) Borrower may make investments in or advances to Minority Holdings; provided, that the aggregate amount of such investments does not exceed five percent (5%) of Total Asset Value.

         (c) Borrower may make investments in Construction in Progress; provided, that the aggregate amount of such investments does not exceed ten percent (10%) of Total Asset Value.

         (d) For purposes of calculating compliance with the restrictions set forth in this Section 9.6;

                  (i) the amount of each investment in (A) Land will be deemed to be the amount at which such asset is carried on the Borrower's books, (B) Minority Holdings will be deemed to be an amount equal to
         (XX) the Adjusted Consolidated EBITDA of each Minority Holding for the most recently ended Fiscal Quarter, times four (4), divided by the FMV Cap Rate; plus (YY) the Borrower's pro rata share of the Acquisition Price paid for any Real Property Asset acquired by a Minority Holding during the most recently ended Fiscal Quarter, (C) Construction in Progress will be deemed to be the costs at which such Construction in Progress is required by GAAP to be reported, provided, that, in the case of Construction in Progress at a Real Property Asset that is owned by a Minority Holding and guaranteed by the Borrower, the value of such Construction in Progress will be deemed to be one hundred percent (100%) of the costs of such Construction in Progress and not the Borrower's pro rata share of such costs;

                  (ii) in the case of each investment in Land and Minority Holdings, the nature of the underlying Real Property Asset and the conduct of business in respect thereof shall in all respects comply with the limitations set forth in Section 7.1(h); and

                  (iii) any Land upon which the Borrower plans to commence construction (as evidenced by the pouring of footers on foundations) within six (6) months from the date of acquisition by either the Borrower or a Consolidated Subsidiary of the Borrower shall not be subject to the above limitation on investments in Land, and shall not be included in such calculation, and shall, instead, be included in Construction in Progress, provided, that such classification as Construction in Progress shall cease to apply in the event that construction has not commenced at the end of such six (6) month period, whereupon the Land classification shall apply, until such time as the Land again qualifies as Construction in Progress, as provided above.

         SECTION 9.7. Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter, but shall be satisfied at all times.

                                    ARTICLE X

                                    DEFAULTS

         SECTION 10.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) Failure to Make Payments When Due. The Borrower shall fail to pay
(i) any amount due on the Maturity Date, (ii) any principal when due, or (iii) any interest on any Loan, or any fee or other amount payable under any Loan Documents, when due.

         (b) Certain Defaults. The Borrower shall fail to comply with any covenant contained in the following Sections of this Agreement, subject to and within the cure periods for such Sections as set forth in this Section 10.1(b):

                  (i) 3.4(b) and Borrower fails to comply with such Section 3.4(b) within ten (10) days after written notice from Administrative Agent to Borrower;

                  (ii) 4.25;

                  (iii) 6.1(g) and Borrower fails to comply with such Section 6.1(g) within ten (10) days after written notice from Administrative Agent to Borrower; provided, however, that Borrower shall be entitled to the notice and ten (10)-day grace period referred to in this Section 10.1(b)(iii) only one (1) time during the Term.;

                  (iv) 7.1(a) and 7.1(f);

                  (v) 7.2(a) and 7.2(f);

                  (vi)8.1(b), 8.1(c) and 8.1(d);

                  (vii) 8.3; 8.4; 8.6 and 8.8; and

                  (viii) 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7.

         (c) Other Defaults. The Borrower or the REIT shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on it under this Agreement or under any of the other Loan Documents (other than as described in any other provision of this Section 10.1), and with respect to agreements, covenants or obligations for which no time period for performance is otherwise provided, such failure shall continue for thirty (30) days after the Borrower or the REIT knew of such failure (or such lesser period of time as is mandated by applicable Requirements of Law); provided, that if such failure is not capable of cure within such thirty (30) day period, then if the Borrower or the REIT promptly undertakes action to cure such failure and thereafter diligently prosecutes such cure to completion within sixty (60) days after the Borrower or the REIT knew of such failure, the Borrower or the REIT shall not be in default hereunder.

         (d) Breach of Representation or Warranty. Any representation or warranty made or deemed re-made in accordance with the terms of this Agreement by the Borrower to the Administrative Agent and the Banks herein or in any of the other Loan Documents or in any statement, certificate or financial statements at any time given by the Borrower or the REIT pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

         (e) Default as to Other Debt. (i) The Borrower, the REIT or any Consolidated Subsidiary of either shall have (A) failed to pay when due (either immediately or after notice and the lapse of any applicable cure period) any amount in respect of any Debt of such party other than the Obligations if the aggregate amount of such Debt is Two Million and 00/100 Dollars ($2,000,000.00) or more; or (B) otherwise defaulted (either immediately or after notice and the lapse of any applicable cure period) under any Debt of such Person other than the Obligations if the holder of such Debt has accelerated or has the right to accelerate such Debt; or (ii) the holder(s) of any Lien, in any amount, commences foreclosure of such Lien upon any Real Property Asset owned by the Borrower or any Consolidated Subsidiary and such foreclosure action is not dismissed or the underlying Lien released within sixty (60) days of the filing of such action.

         (f)      Involuntary Bankruptcy, Appointment of Receiver, etc.

                  (i) An involuntary case shall be commenced against the Borrower, the REIT, any Consolidated Subsidiary of either or any Minority Holding of either and the petition shall not be dismissed within sixty (60) days after commencement of the case, or a court having jurisdiction shall enter a decree or order for relief in respect of any such Person in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state or foreign law; or

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, the REIT, any Consolidated Subsidiary of either or any Minority Holding of either, or over all or a substantial part of the property of any such Person, shall be entered; or an interim receiver, trustee or other custodian of any such Person or of all or a substantial part of the property of any such Person, shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of any such Person, shall be issued and any such event shall not be stayed, vacated, dismissed, bonded or discharged within sixty (60) days of entry, appointment or issuance.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower, the REIT, any Consolidated Subsidiary of either or any Minority Holding of either shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking of possession by a receiver, trustee or other custodian for all or a substantial part of its property; any such Person shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or any Consolidated Subsidiary of either, or any Minority Holding of either or the Borrower's Board of Directors (or any committee thereof), adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

         (h) Judgments and Attachments. (i) Any money judgment (other than a money judgment covered by insurance but only if the insurer has admitted liability with respect to such money judgment), writ or warrant of attachment, or similar process involving in any case an amount in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) shall be entered or filed against the Borrower, the REIT or any Consolidated Subsidiary of either or their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days, or (ii) any judgment or order of any court or administrative agency awarding material damages shall be entered against any such Person in any action under the Federal securities laws seeking rescission of the purchase or sale of, or for damages arising from the purchase or sale of, any securities, such judgment or order shall have become final after exhaustion of all available appellate remedies and, in the Administrative Agent's judgment, the payment of such judgment or order would have a Material Adverse Effect on such Person.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower, the REIT or any Consolidated Subsidiary of either decreeing its involuntary dissolution or liquidation and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or the Borrower or the REIT shall otherwise dissolve or cease to exist.

         (j) Loan Documents; Failure of Subordination. If for any reason any Loan Document shall cease to be in full force and effect or any Obligation shall be subordinated in right of payment to any other liability of the Borrower, the REIT or any Consolidated Subsidiary of either, and, in either such case, such condition or event shall continue for thirty (30) days after the Borrower or the REIT knew of such condition or event.

         (k) ERISA Liabilities. Any Termination Event occurs which will or is reasonably likely to subject the Borrower, the REIT or any ERISA Affiliate to a liability which the Administrative Agent reasonably determines will have a Material Adverse Effect on the Borrower, or the REIT, or the plan administrator of any Benefit Plan applies for approval under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent reasonably determines that the business hardship upon which the Section 412(d) waiver was based will or would reasonably be anticipated to subject the Borrower or any ERISA Affiliate to a liability which the Administrative Agent determines will have a Material Adverse Effect on the Borrower or the REIT.

         (l) Environmental Liabilities. The Borrower, the REIT or any Consolidated Subsidiary of either becomes subject to any Liabilities and Costs (not previously disclosed to and approved by the Banks) which the Administrative Agent reasonably deems to have a Material Adverse Effect on the Borrower or the REIT arising out of or related to (i) the Release or threatened Release at any Real Property Asset of any Contaminant into the environment, or any Remedial Action in response thereto, or (ii) otherwise any violation of any Environmental Laws.

         (m) Solvency; Material Adverse Change. The Borrower, the REIT or any Consolidated Subsidiary of either shall cease to be Solvent, or there shall have occurred any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower, the REIT or any Consolidated Subsidiary of either.

         (n) Failure of Lien, Mortgage. Any Mortgage or Lien granted hereunder shall (except in accordance with the terms hereof or thereof), in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of the Borrower, or any Lien securing the Loans shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Exceptions (as defined in the Mortgages).

         SECTION 10.2. Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Sections 10.1(f) or (g), the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may exercise any of its rights and remedies hereunder and by written notice to the Borrower, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind other than as provided in the Loan Documents (including valuation and appraisement, diligence, presentment, and notice of intent to demand or accelerate), all of which are hereby expressly waived by the Borrower.

         (b) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default other than any Event of Default described in Sections 10.1(f) or (g), the Administrative Agent shall not exercise any of its rights and remedies hereunder nor declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be immediately due and payable, until such time as the Administrative Agent shall have delivered a notice to the Banks and the Borrower specifying the Event of Default which has occurred and whether Administrative Agent recommends the acceleration of the Obligations due hereunder or the exercise of other remedies hereunder. The Banks shall notify the Administrative Agent if they approve or disapprove of the acceleration of the Obligations due hereunder or the exercise of such other remedy recommended by Administrative Agent within five (5) Domestic Business Days after receipt of such notice. If any Bank shall not respond within such five (5) Domestic Business Day period, then such Bank shall be deemed to have accepted Administrative Agent's recommendation for acceleration of the Obligations due hereunder or the exercise of such other remedy. If the Required Banks shall approve the acceleration of the Obligations due hereunder or the exercise of such other remedy, then Administrative Agent shall declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be immediately due and payable or exercise such other remedy approved by the Required Banks. If the Required Banks shall neither approve nor disapprove the acceleration of the Obligations due hereunder or such other remedy recommended by Administrative Agent, then Administrative Agent may accelerate the Obligations due hereunder or exercise any of its rights and remedies hereunder in its sole discretion. If the Required Banks shall disapprove the acceleration of the Obligations due hereunder or the exercise of such other remedy recommended by Administrative Agent, but approve of another remedy, then to the extent permitted hereunder, Administrative Agent shall exercise such other remedy, but shall not accelerate the Obligations.

         SECTION 10.3. Notice of Default. If the Administrative Agent shall not already have given any notice to the Borrower under Section 10.1, the Administrative Agent shall give notice to the Borrower promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

         SECTION 10.4. Waivers of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower. The Borrower also waives, to the extent permitted by law, the benefit of all valuation, appraisal and exemption laws.

         SECTION 10.5. Waivers, Amendments and Remedies. No delay or omission of the Administrative Agent or the Banks to exercise any right under any Loan Document shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in a writing signed by the Administrative Agent after obtaining written approval thereof or the signature thereon of those Banks required to approve such waiver, amendment or other variation, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Banks until the Obligations have been paid in full, the Commitments have expired or terminated and this Agreement has been terminated.